UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

LIQUIDITY SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

Fellow Stockholders:
We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on Thursday, February 24, 2022, at 3:00 p.m., Eastern Time, at the offices of Liquidity Services, Inc. at 6931 Arlington Road, Suite 200, Bethesda, MD 20814.
Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each voting option.
Thank you for your ongoing support and continued interest in Liquidity Services, Inc.
Sincerely,
WILLIAM P. ANGRICK, III
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF LIQUIDITY SERVICES, INC. STOCKHOLDERS
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on February 24, 2022: This Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report and Other Proxy Materials are Available at www.envisionreports.com/LQDT.
Time and Date	3:00 p.m., Eastern Time, on February 24, 2022.
Place	The offices of Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814.
Items of Business
•
Elect each of the Class I directors named in the proxy statement to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2025 or until his or her successor has been elected or appointed;

•
Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2022;

•
Approve an advisory resolution on executive compensation;

•
Approve an amendment to the Company’s Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the “LTIP”) to increase the authorized number of shares; and

•
Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date
You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on January 5, 2022 (the “Record Date”).

Annual Meeting Admission
You will need an admission ticket or proof of ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of Liquidity Services, Inc. stock as of the close of business on the Record Date, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you may obtain one in advance by mailing a written request, along with proof of your ownership of Liquidity Services, Inc. stock as of the close of business on the Record Date, to: Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attention: Corporate Secretary. All stockholders also must present a form of personal identification to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instruction card as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 2 of this proxy statement and the instructions on the proxy or voting instruction card. You may revoke a proxy before its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement. Any stockholder attending the Annual Meeting may personally vote on all matters considered, in which event the signed proxy will be revoked.

This Notice of Annual Meeting of Stockholders, proxy statement, proxy card and voting instructions and our 2021 Annual Report are first being mailed on or about January 24, 2022.
By Order of the Board of Directors,
/s/ Mark A. Shaffer
MARK A. SHAFFER
Chief Legal Officer and Corporate Secretary

PROXY STATEMENT SUMMARY
PROPOSALS REQUIRING YOUR VOTE	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Proposal 1 – ELECTION OF CLASS I DIRECTORS	FOR each director nominee	24
Proposal 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR	37
Proposal 3 – APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION	FOR	40
Proposal 4 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED 2006 OMNIBUS LONG-TERM INCENTIVE PLAN	FOR	41

QUESTIONS AND ANSWERS
Q.
Why did I receive these proxy materials?

A.
You are receiving these proxy materials because our records indicate you held shares of our common stock as of the close of business on January 5, 2022 (the “Record Date”), which entitles you to vote at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of such meeting. These proxy materials are part of a solicitation by the Board of Directors for use at the Annual Meeting. If you would prefer to attend the Annual Meeting in person, you are invited to do so.

Unless the context otherwise requires, the terms “us,” “we,” “our” and the “Company” include Liquidity Services, Inc. and its consolidated subsidiaries. The terms “Board of Directors” and “Board” mean the Board of Directors of the Company.
Q.
When and where is the Annual Meeting?

A.
The Annual Meeting will take place on Thursday, February 24, 2022 at 3:00 p.m., Eastern Time, at our corporate headquarters located at 6931 Arlington Road, Suite 200, Bethesda, Maryland 20814.

Q.
When were these proxy materials mailed?

A.
This Notice of Annual Meeting of Stockholders, proxy statement, proxy card and voting instructions and our 2021 Annual Report are first being mailed on or about January 24, 2022.

Q.
Who may vote at the Annual Meeting?

A.
All holders of common stock of the Company as of the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 33,221,812 shares of common stock outstanding and entitled to vote.

All stockholders entitled to vote will vote together as a single class on each matter properly brought before the Annual Meeting.
Q.
What shares can I vote?

A.
You can vote all shares of the Company’s common stock you owned on the Record Date, including shares you hold as the stockholder of record and shares you hold as a beneficial owner.

Each outstanding share of the Company’s common stock entitles its holder to cast one vote on each director nominee and one vote on each other matter to be voted upon.
Q.
What is the difference between holding shares as the stockholder of record and as the beneficial owner?

A.
If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares. If you are a stockholder of record, these proxy materials and our fiscal 2021 Annual Report have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. Access to these proxy materials and our fiscal 2021 Annual Report was provided to you by your bank, broker or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you may direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.
Q.
What do I need to bring to the Annual Meeting?

A.
You must bring these two items with you to enter the Annual Meeting:

(1)
Your admission ticket, and

(2)
Photo identification, such as a driver’s license or passport.

Q.
Where is my admission ticket?

A.
If you are a stockholder of record, your admission ticket was mailed to you along with these proxy materials.

If you are a beneficial owner, you may use proof of your ownership of Company common stock as of the close of business on the Record Date, such as a bank or brokerage account statement, as your admission ticket. If you would prefer to obtain an actual admission ticket, please mail a written request, along with your proof of ownership, to:
Liquidity Services, Inc.
6931 Arlington Road, Suite 200
Bethesda, MD 20814
Attention: Corporate Secretary
Q.
Are any items prohibited at the Annual Meeting?

A.
Yes, cameras, recording equipment, electronic devices, large bags, briefcases and packages are prohibited at the Annual Meeting. Any stockholder who attempts to bring prohibited items into the Annual Meeting will not be admitted.

Q.
How do I vote my shares?

A.
You may vote using any of the following methods:

(1)
By mail;

(2)
By telephone or Internet; or

(3)
In person at the Annual Meeting.

Q.
How do I vote by mail?

A.
Complete, sign and date the proxy card or voting instruction card you received with these proxy materials and return it in the prepaid envelope.

If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote your shares in accordance with the recommendations of the Board of Directors.
If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attention: Corporate Secretary.
Q.
How do I vote by telephone or Internet?

A.
To vote by telephone, call the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

To vote by internet, visit www.envisionreports.com/LQDT (for shares you hold as the stockholder of record) and/or www.edocumentview.com/LQDT (for shares you hold as a beneficial owner in street name). Please have your proxy card available when you go online. If you vote on the Internet, you also can request electronic delivery of future proxy materials.
Q.
How do I vote in person?

A.
You may vote in person by attending the Annual Meeting. For additional information regarding attendance at the Annual Meeting, see answers to the questions “What do I need bring to attend the Annual Meeting?”, “Where is my admission ticket?” and “Are any items prohibited at the Annual Meeting?” above.

You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot to vote at the Annual Meeting.
Q.
What can I do if I change my mind after I vote my shares?

A.
If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•
sending written notice to the Corporate Secretary of the Company;

•
delivering a valid, later dated proxy or a later dated vote by telephone or Internet prior to the Annual Meeting; or

•
voting in person at the Annual Meeting.

If you are a beneficial owner, you can revoke your proxy before it is exercised by contacting your broker, bank or other nominee and submitting new voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.
All shares represented by properly executed proxies received before the Annual Meeting and not revoked will be voted under the instructions stated in such proxies. Properly executed proxies that do not contain voting instructions will be voted under the recommendations of the Board of Directors set forth under “What are the voting requirements for the matters to be voted on at the Annual Meeting?” below.
Q.
What is “householding” and how does it affect me?

A.
If you received our proxy materials and fiscal 2021 Annual Report electronically, householding does not affect you.

If you received our proxy materials and fiscal 2021 Annual Report through the mail, householding may affect you. “Householding” is a procedure approved by the Securities and Exchange Commission (the “SEC”) that permits us to send a single copy of our proxy materials and fiscal 2021 Annual Report to stockholders of record who share the same address and last name, unless one or more of these stockholders notifies us they wish to receive an individual copy. This procedure reduces our printing costs and postage fees and conserves natural resources. Stockholders affected by householding will receive separate proxy cards.
If you are a stockholder of record, multiple copies of our proxy materials and fiscal 2021 Annual Report were mailed to your address and you would like to participate in householding, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: c/o Shareholder Services, P.O. Box 505000, Louisville, KY 40233-5000, from within the United States by telephone: 800-662-7232; and from outside the United States by telephone: + 1 781-575-2879).
If you are a stockholder of record and you do not wish to participate in householding, please contact our transfer agent.
If you are a beneficial owner, you may request information about householding from your broker, bank or other nominee.
Q.
What are my voting options?

A.
For Proposal 1 (Election of Directors), you may vote “for” one or more nominees, or your vote may be “withheld” from one or more nominees.

For Proposal 2 (Ratification of Independent Registered Public Accounting Firm), you may vote “for” or “against” the proposal or you may indicate that you wish to “abstain” from voting on the proposal.
For Proposal 3 (Approval of Advisory Resolution on Executive Compensation), you may vote “for” or “against” the proposal or you may indicate that you wish to “abstain” from voting on the proposal.
For Proposal 4 (Approval of Amendment to the Company’s Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the “LTIP”)), you may vote “for” or “against” the proposal or you may indicate that you wish to “abstain” from voting on the proposal.

Q.
What is the quorum requirement for the Annual Meeting?

A.
The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Q.
What are the voting requirements for the matters to be voted on at the Annual Meeting?

A.
A plurality of the votes cast is required for the election of directors. This means that the director nominees with the most “for” votes will be elected. Thus, shares as to which a stockholder withholds voting authority and broker non-votes will not be counted towards any director nominee’s achievement of a plurality and will not affect the outcome of the election of directors. Stockholders may not cumulate their votes in favor of any one nominee.

A majority of the votes cast by stockholders who are present, either in person or by proxy, at the meeting and entitled to vote on the matter is required to (1) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (“Independent Auditor”) for fiscal 2022, (2) approve the advisory resolution on executive compensation, and (3) approve the amendment to the LTIP. Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of these items.
If you are a stockholder of record and sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“for” all director nominees, “for” the ratification of the appointment of Deloitte & Touche LLP as our Independent Auditor for fiscal 2022, “for” the approval of the advisory resolution on executive compensation, and “for” the amendment of the LTIP).
Brokers, banks and other nominees may not vote without instructions from the beneficial owner in the election of directors or on the advisory resolution on executive compensation. Therefore, if your shares are held through a broker, bank or other nominee, they will not be voted on these matters unless you affirmatively vote your shares in one of the ways described above.If you are a beneficial owner, your broker, bank or other nominee may vote your shares on the ratification of Deloitte & Touche LLP as our Independent Auditor even if the broker, bank or other nominee does not receive voting instructions from you.
Q.
Could other matters be decided at the Annual Meeting?

A.
As of the date of this proxy statement, we did not know of any matters to be acted on at the Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.
Q.
Can I access these proxy materials online?

A.
Yes, these proxy materials are available under the Investors section of our website at www.liquidityservices.com.

If you are a stockholder of record and would like to receive our proxy materials electronically in the future, you may enroll in the electronic delivery service at any time by going directly to www.computershare.com/investor and following the enrollment instructions.
If you are a beneficial owner, you also may receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank or other nominee regarding the availability of this service.
Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Q.
Who will pay for the cost of this proxy solicitation?

A.
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, acting without special compensation, in person, by telephone or electronically.

Q.
Who will count the vote?

A.
Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

GOVERNANCE OF THE COMPANY
Corporate Governance Guidelines
The Board is committed to sound and effective corporate governance practices and has adopted a set of guidelines describing the corporate governance principles and procedures by which it functions (the “Governance Guidelines”). The Corporate Governance and Nominating Committee (the “Governance Committee”) reviews the Governance Guidelines periodically, or more frequently as necessary, and recommends changes to the Board as appropriate. The Governance Guidelines, and the charter of each of the committees of the Board (i.e., the Audit Committee, the Governance Committee and the Compensation Committee), are available on our website at https://investors.liquidityservices.com/corporate-governance. Stockholders may request a free copy of these documents by sending a written request to our Corporate Secretary at Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814.
Among other matters, the Governance Guidelines address board selection, composition and evaluation, engagement of outside advisors, succession planning and stockholder communication with the Board.
Board Leadership Structure
The Board believes it is important to retain the flexibility to select its leadership structure, and regularly reviews the Board leadership structure as part of the succession planning process. The Board presently believes that combining the role of Chairman and Chief Executive Officer (“CEO”) is in the best interests of the Company and our stockholders and has selected Mr. Angrick for these roles. Mr. Angrick, a co-founder of the Company, has extensive industry experience and knowledge gained through 22 years of hands-on management and engagement with the Company’s senior leaders, employees and business partners, as well as industry influencers. Mr. Angrick has a history of outstanding leadership through both strong and challenging periods as our Chairman and CEO since 2000.
Lead Independent Director
The Board believes that strong, independent Board leadership and oversight is critical to effective corporate governance. The Board has established the position of Lead Director to provide an appropriate balance of leadership among directors, given the combination of the roles of Chairman and CEO. The Lead Director is an independent director elected for a period of at least one year by the independent directors and whose responsibilities include:
•
Setting the agendas for and leading executive sessions;

•
Calling meetings of the independent directors;

•
Facilitating teamwork and communication among the independent directors at and outside of Board meetings;

•
Serving as liaison between the Chairman and the independent directors;

•
Presiding at all Board meetings at which the Chairman is not present;

•
Approving Board meeting schedules and agendas, and working with the Chairman and committee chairs to ensure there is sufficient time for discussion of all agenda items; and

•
Leading the performance assessment of the CEO, in conjunction with the Chair of the Compensation Committee.

Patrick W. Gross has served as the Lead Director since August 2013.
Director Independence
The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Governance Committee. Under the Nasdaq Stock Market LLC’s (“Nasdaq”) listing standards (the “Nasdaq Standards”), an independent director is a person other than an executive officer or employee of the Company that the Board determines meets the objective standards for

“director independence” set forth in the Nasdaq Standards and is free of any relationship with the Company that, in the Board’s opinion, would interfere with exercising such person’s independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to use in making these independence determinations but rather considers all relevant facts and circumstances. In addition, the directors who serve on the Audit Committee each must satisfy SEC standards, which state that Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than their director compensation or fixed payments under a retirement plan for prior service. Similarly, in determining whether the directors who serve on the Compensation Committee satisfy the Nasdaq Standards for service on that committee, the Board must consider the source of compensation of each member, including any consulting, advisory or other compensatory fee from the Company other than their director compensation or fixed payments under a retirement plan for prior service, as well as whether the member is affiliated with the Company, any of its subsidiaries or any affiliate of its subsidiaries.
The Board has determined that Phillip A. Clough, Katharin S. Dyer, George H. Ellis, Patrick W. Gross, Beatriz V. Infante and Edward J. Kolodzieski (75% of our directors) are independent under the Nasdaq Standards. The Board has also determined that Mr. Angrick, our Chairman and CEO, is not independent under the Nasdaq Standards. Additionally, although the Board has determined that Mr. Mateus-Tique, who retired from his position as our President and Chief Operating Officer in 2009, would qualify as independent under the Nasdaq Standards, the Company has elected to not treat him as such due to his former role with the Company and proxy advisory firm guidelines.
DIRECTOR INDEPENDENCE
Board Oversight of Risk
The Board has overall responsibility for oversight of the risks facing the Company. The Board implements its risk oversight function both directly and indirectly through delegation to committees that report back to the Board. For example, the Board is directly involved in overseeing cyber security risk while the oversight of other risks, such as risks related to accounting and compensation, is delegated to committees. The below chart describes the Board’s oversight of risk management:

THE BOARD
Seeks to understand the material risks we face and to allocate among the full Board and its committees responsibilities for oversight of how management addresses those risks, including the risk management systems and processes management uses for this purpose.
Considers risks faced by the Company periodically throughout the year and at such other times as the Board considers appropriate with respect to specific proposed actions.
MANAGEMENT
The Chairman and CEO is responsible for:
Keeping the Board apprised of material risks facing the Company.
Updating the Governance Committee on material risks facing the Company and how management is addressing such risks.
Corporate Governance and Nominating Committee
Compensation Committee
Audit Committee
Oversees the Company's risk management systems and processes throughout the year.
Discusses material risks facing the Company at each of its regularly scheduled meetings and more frequently as necessary.
Evaluates the Company's environmental, social and corporate governance-related risks and goals.
Reviews senior management succession planning.
Oversees the assessment of risks related to the Company's compensation structure.
Assesses whether the Company's compensation structure establishes appropriate incentives for management and employees.
Oversees the Company's policies and strategies relating to culture and human capital management, including diversity and inclusion.
Oversees processes for assessing financial risks and effectiveness of internal controls systems.
Reviews and discusses with our Independent Auditor and management our significant financial risk exposures and steps management has taken to monitor and control such exposures.

Continuous Oversight; Identification and Management of New Risks.   Oversight of risk is an ongoing process. Management continually reviews and analyzes the risk profile of the Company. On at least a quarterly basis, management presents to the Governance Committee on material risks facing the Company and the approach for addressing such risks. To identify material risks, all members of the executive team are surveyed and asked to rank risk categories. The executive team are also polled to identify new risk categories. The members of the Governance Committee are given ample time to review and discuss the risks with management. Information on risks is also periodically presented to the full Board to allow all of the directors the information needed to ensure they can adequately oversee the Company’s risk profile.
In fiscal 2020, the spread of COVID-19 and the mandatory shutdowns ordered by various government authorities in response were identified as material risks to the Company. Although the pandemic and the related measures to contain its spread did not have a material adverse effect on our consolidated results of operations for fiscal 2021, they have adversely affected certain components of our business, particularly revenues during times and in places in which governments ordered business and governmental closures and issued the most restrictive shelter in-place guidelines. As a result, we continue to actively monitor the risk to the Company presented by the pandemic, including the potential impacts it may have on our business, results of operations, financial condition and liquidity in the future.
In addition to actively monitoring the risk, we also took steps in response to the pandemic in fiscal 2021. For example, the Company decided to close or reduce the size of several of our offices, which resulted in the majority of the Company’s office-based workforce becoming full-time remote employees and provided opportunity for significant cost savings for the Company. For those employees whose responsibilities cannot be performed remotely, such as our warehouse employees, we continue to enforce the safety procedures developed in fiscal 2020, including:
✓
Continued mask requirements at all facilities

✓
Temperature checks of anyone entering our facilities

✓
Regular employee hand washing/sanitizing

✓
Regular sanitizing of common touch points

✓
Touchless fixtures added to most restrooms / breakrooms

✓
Modified employee schedules to promote social distancing

✓
Work area modifications to allow for social distancing

✓
Contactless customer check-in and pick-up procedures implemented

✓
Relaxed PTO process to encourage unwell team members to stay home

In fiscal 2021, as was the case in fiscal 2020, the Board was continually updated on the steps taken by the Company and any changes implemented at both regularly scheduled Board meetings and additional meetings held to discuss the Company’s response to COVID-19.
Risk Considerations in Our Compensation Program.   In addition to newly-identified risks, the Company also regularly assesses ongoing risks, such as those associated with our compensation programs. In fiscal 2021, our compensation risk assessment considered a variety of factors. Through this assessment, we determined that our compensation programs do not pose excessive risk because:
•
Our compensation programs appropriately balance fixed compensation with short-term and long-term variable compensation and cash-based compensation with equity-based compensation, so no one pay element would motivate employees to engage in excessive risk taking.

•
The design of annual incentive compensation does not lend itself to excessive risk taking because we:

•
fund annual incentive awards based on a variety of pre-established performance conditions, thus diversifying the risk associated with any single indicator of performance;

•
establish performance targets objectively determined with verifiable results;

•
incorporate pre-established caps for all awards; and

•
retain discretion to decrease bonus payouts.

•
The Company’s long-term incentive program encourages employees to focus on the long-term success of the Company by providing stock options and stock appreciation rights, which only reward employees if the Company’s stock price increases, and restricted stock awards and restricted stock units (“RSUs”), which decline in value if our stock price declines, reducing the motivation employees may have to take excessive risks.

Board and Committee Membership
Our bylaws provide that our Board shall consist of at least three members and the exact number of directors will be determined from time to time by resolution of our Board. Our Board currently comprises eight directors, divided into three classes: Class I, Class II and Class III. The term for each class of directors expires at successive annual meetings. The Class I directors are William P. Angrick, III and Edward J. Kolodzieski, the Class II directors are Phillip A. Clough, George H. Ellis and Jaime Mateus-Tique, and the Class III directors are Katharin S. Dyer, Patrick W. Gross and Beatriz V. Infante.
The Board met eight times during fiscal 2021. Each director attended 75% or more of the total number of meetings of the Board held while he or she was a director and of each committee on which he or she served while he or she was a member of that committee. Our directors are also encouraged to attend each Annual Meeting of Stockholders. Five directors attended the 2021 Annual Meeting.
The table below provides membership information for the Board and each committee of the Board as of the date of this proxy statement.

Name	Position	Year Current Term Expires	Director Since	Independent	Audit Committee	Compensation Committee	Governance Committee
Mr. Angrick	Class I director	2022	2000	NO
Mr. Kolodzieski	Class I director	2022	2015	YES		•	•
Mr. Clough	Class II director	2023	2004	YES		•	Chair
Mr. Ellis	Class II director	2023	2010	YES	Chair
Mr. Mateus-Tique	Class II director	2023	2000	NO
Ms. Dyer	Class III director	2024	2020	YES		•	•
Mr. Gross**	Class III director	2024	2001	YES	•		•
Ms. Infante	Class III director	2024	2014	YES	•	Chair

**
Lead independent director

Board Committees and Composition
The Board’s current standing committees are the Audit Committee (the “Audit Committee”), the Compensation Committee (the “Compensation Committee”) and the Corporate Governance and Nominating Committee (the “Governance Committee”). The Board reviews committee membership, charters and responsibilities every year. Each committee’s charter is available on our website at https://investors.liquidityservices.com/corporate-governance.
Additional information on each committee, including the members, the number of meetings held in fiscal 2021 and the duties and responsibilities of such committee, are available on the following pages.

Audit Committee
Members
Mr. Ellis (chair), Mr. Gross and Ms. Infante
Meetings
The Audit Committee met 4 times in fiscal 2021.
Director Independence
The Board has determined that every member of the Audit Committee is independent, as defined by the Company’s director independence standards, the Nasdaq Standards and SEC rules.
Financial Expert
The Board has determined that Mr. Ellis is an “audit committee financial expert” within the meaning of such term under Item 407 of the Sarbanes-Oxley Act of 2002.
Committee Report
See page 38.
Primary Duties and Responsibilities*
•
Directly appointing, retaining, compensating, evaluating and overseeing our Independent Auditor;

•
Reviewing and preapproving all audit and permissible non-audit services to be provided by the Independent Auditor,

•
At least annually, reviewing a report by the Independent Auditor describing: (a) its internal quality control procedures; and (b) any material issues raised with respect to such procedures, and any steps taken to deal with any such issues;

•
At least annually, reviewing the qualifications, independence and performance of the Independent Auditor;

•
Upon completion of the annual audit, reviewing and discussing with the Independent Auditor the matters required to be discussed by the Independent Auditor under applicable standards;

•
Meeting to review and discuss with management and the Independent Auditor our annual audited financial statements, and our unaudited quarterly financial statements;

•
Reviewing and approving related party transactions;

•
Reviewing and discussing earnings press releases, corporate practices regarding earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

•
Overseeing our processes for assessing financial risks, and reviewing and discussing with management and the Independent Auditor our major financial risk exposures and the steps management has taken to monitor and control such exposures;

•
Reviewing the adequacy and effectiveness of our internal control procedures and internal controls over financial reporting, and any programs instituted to correct deficiencies;

•
Reviewing and discussing the adequacy and effectiveness of our disclosure controls and procedures;

•
Overseeing our compliance systems regarding legal and regulatory requirements and reviewing our Code of Conduct and programs to monitor compliance with such Code of Conduct;

•
Establishing procedures for the submission and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities law matters;

•
Investigating or referring matters brought to its attention, as appropriate;

•
Reviewing the application of significant regulatory, accounting and auditing initiatives;

•
Establishing policies for the hiring of employees and former employees of the Independent Auditor;

•
Annually evaluating its performance and the adequacy of its charter and recommending changes to the Board as appropriate; and

•
Reviewing and discussing with management the environmental, social and governance disclosures to be included in the Company’s Annual Report on Form 10-K.

*
For a full description of the duties and responsibilities of the Audit Committee, see the Audit Committee Charter, available on our website at https://investors.liquidityservices.com/corporate-governance.

Governance Committee
Members
Mr. Clough (chair), Ms. Dyer, Mr. Gross and Mr. Kolodzieski
Meetings
The Governance Committee met 4 times during fiscal 2021.
Director Independence
The Board has determined that every member of the Governance Committee is independent, as defined by the Company’s director independence standards and the Nasdaq Standards.
Primary Duties and Responsibilities*
•
Engaging in succession planning for the Board and key leadership roles on the Board and its committees;

•
Evaluating the composition of the Board to assess the skills and experience represented on the Board as a whole, and in individual directors, as well as the skills and experience that the Board may find valuable in the future;

•
Developing and recommending to the Board criteria for identifying and evaluating director candidates;

•
Identifying, reviewing the qualifications of, and recruiting, candidates for election to the Board;

•
Assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

•
Reviewing and recommending changes to policies on stockholder recommendations of director candidates;

•
Recommending candidates for election or reelection to the Board at each annual meeting of stockholders and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•
Reviewing, evaluating and recommending to the Board a set of corporate governance guidelines and reviewing and recommending changes to such guidelines, as necessary;

•
Making recommendations to the Board about the structure, composition and functioning of the Board and its committees;

•
Recommending to the Board candidates for appointment to Board committees;

•
Reviewing the Company’s succession plans relating to the Chief Executive Officer and other senior officers;

•
Overseeing the annual evaluation of the Board, its committees and directors;

•
Annually evaluating its performance and the adequacy of its charter and recommending changes to the Board as appropriate;

•
Overseeing enterprise risk management at the Company throughout the year to focus the Board and management on identifying and managing the risks across the Company; and

•
Evaluating the Company’s environmental, social and governance-related risks and goals.

*
For a full description of the duties and responsibilities of the Governance Committee, see the Governance Committee Charter, available on our website at https://investors.liquidityservices.com/corporate-governance

Compensation Committee
Members
Ms. Infante (Chair), Mr. Clough, Ms. Dyer and Mr. Kolodzieski
Meetings
The Compensation Committee met 5 times during fiscal 2021.
Director Independence
The Board has determined that each member of the Compensation Committee is independent, as defined by the Company’s director independence standards and the Nasdaq Standards.
Committee Report
See page 79.
Primary Duties and Responsibilities*
•
Overseeing our overall compensation structure, policies and programs, and assessing whether our compensation structure establishes appropriate incentives for management and employees;

•
Overseeing the assessment of risks associated with our compensation programs for management and employees;

•
Administering and implementing our incentive compensation and equity based compensation plans;

•
Reviewing and approving corporate goals and objectives relevant to the compensation of the

CEO and other executive officers, evaluating the CEO’s performance and approving the CEO’s compensation;
•
Overseeing the evaluation of other executive officers and setting their compensation based upon the recommendations of the CEO, and having the authority to delegate to the CEO specific compensation decisions for officers who are not Section 16 officers;

•
Approving stock option and other stock incentive awards for all employees;

•
Reviewing and approving employment and severance arrangements for executive officers;

•
Reviewing the compensation of outside directors for service on the Board and its committees and recommending changes in compensation to the Board;

•
Assessing the independence of any consultants and advisors that advise the Compensation Committee, in accordance with the Nasdaq Standards;

•
Assisting the Board in its oversight of the Company’s policies and strategies relating to culture and human capital management, including diversity and inclusion;

•
Assessing the results of the Company’s most recent advisory vote on executive compensation; and

•
Annually evaluating its performance and the adequacy of its charter and recommending changes to the Board as appropriate.

*
For a full description of the duties and responsibilities of the Compensation Committee, see the Compensation Committee Charter, available on our website at https://investors.liquidityservices.com/corporate-governance.

Recommendation of Director Candidates
The Governance Committee believes that candidates for director should have certain minimum qualifications, including the highest level of personal and professional ethics and integrity, sound judgment, the ability to make independent analytical inquiries, the willingness to devote adequate time and resources to diligently perform Board duties and appropriate and relevant business experience and acumen. The Governance Committee evaluates candidates for the Board based on these qualifications and seeks diverse strengths and backgrounds on the Board, including members with specific industry experience and familiarity with general issues affecting our business, as discussed in more detail under “Item 1 — Election of Directors” below. The Governance Committee also considers the number of other boards of public companies on which the candidate serves.
The Governance Committee uses a variety of methods to identify and evaluate candidates for director. Candidates may come to the attention of the Governance Committee through the directors, the CEO, professional search firms (to whom we pay a fee), stockholders or other persons. The Company has also sought to identify potential candidates through professional associations and initiatives, such as the National Association of Corporate Directors (“NACD”), The Boston Club, The Athena Alliance and Stanford Women on Boards.
The Governance Guidelines provide that the Governance Committee will consider candidates for director suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our bylaws and described in this proxy statement under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” Director candidates recommended by stockholders under these procedures and who meet the criteria outlined above, in the Governance Committee Charter and in the Governance Guidelines will be evaluated by the Governance Committee like other director candidates.
Code of Conduct
Our Board has adopted a Code of Conduct applicable to all of our directors, officers and employees to protect and promote organization-wide integrity and to enhance the Company’s ability to achieve its mission.
The Code of Conduct embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company’s assets for legitimate business purposes only, provision and acceptance of gifts to or from customers, suppliers and governments in compliance with law, protecting the Company’s information and dealing fairly with other companies.
All directors, officers, and employees must report violations and suspected violations of the Code of Conduct and any concerns they may have pertaining to non-compliance with the Code of Conduct by following certain procedures described in the Code of Conduct. All reports of suspected Code of Conduct violations will be forwarded to the Legal Department and the Human Resources Department, except for complaints and concerns involving accounting or auditing matters, which will be handled in accordance with procedures established by the Audit Committee.
The Code of Conduct is available on our website, www.liquidityservices.com, at “Investors — Corporate Governance — Governance Documents.” A free printed copy is available to any stockholder who requests it by writing to us at Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attention: Legal Department. We intend to disclose future amendments to certain provisions of the Code of Conduct, or waivers of such provisions granted to executive officers and directors, on our website within four business days following the date of such amendment or waiver.
Reducing Environmental Impact; Increasing Social Impact
While we are a for-profit company with obligations to our shareholders, we are committed to also being a responsible corporate citizen. Our vision is to build the world’s leading marketplace for surplus and idle assets that benefits sellers, buyers and the planet. This vision, with its emphasis on environmental responsibility, is ingrained in our business strategy and the services we provide. We enable corporate and government agency sellers to directly reduce waste generated by redistributing end-of-life products or assets through our solutions, thereby improving the net financial recovery generated while positively impacting the communities they serve. Some of the world’s largest forward-thinking corporations and government agencies have enhanced their stewardship of communities and the environment by using our services and selling their surplus assets through our marketplaces.
Besides our fundamental business model, which emphasizes the importance of reusing assets, we also encourage the disposal of surplus in an environmentally safe manner. For example, where consumer electronics waste is not sold, we recycle such consumer electronics waste through professional recycling companies with R2 or similar publicly recognized recycling standards. In our warehouses, we also recycle cardboard and plastic dunnage received from sellers.
Our focus on virtual solutions and online auctions also serve the environment by reducing environmental risks caused by travel and transportation. When using our self-directed solutions on our GovDeals and AllSurplus marketplaces, sellers do not have to ship their goods to a site for an auction, thereby reducing emissions into the environment. In addition, individuals do not have to travel to and from an auction site. This reduction in travel is both environmentally responsible and socially responsible during an ongoing global pandemic.
Human Capital Management
In order to achieve our goal to build the world’s leading marketplace for surplus assets, it is crucial that we attract, develop and retain employees who deliver outstanding performance. To do so, we strive to make the Company a rewarding place to work and an environment where we promote diversity, equity and inclusion. As of September 30, 2021, we had 614 employees worldwide. We also utilize temporary workers to augment staffing during peak business cycles and to fill certain open positions on a temporary basis. Our ongoing focus on workplace safety and regulatory compliance has enabled us to maintain business continuity while promoting a safe work environment during the COVID-19 pandemic. Protecting the health and safety of our employees and their families has been a priority throughout the pandemic.
We believe our employees are key to achieving our business goals and growth strategy. We track and report internally on certain key metrics, such as employee engagement, employee net promoter score, turnover rate, workforce growth and internal mobility.
We embrace diversity, equity and inclusion. We actively recruit talent with a diversity of experiences, backgrounds, and ideas. By doing so, we aim to leverage the variety of skills and perspectives inherent in a diverse workforce, improve our problem-solving abilities, and bring innovative solutions to a wider range of clients and customers.
Communication with Directors
Stockholders and other interested parties may communicate with the Board by writing c/o the Corporate Secretary, Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814. Communications intended for a specific director or directors should be addressed to the attention of the relevant individual(s) c/o the Corporate Secretary at the same address.
Our Corporate Secretary will review all correspondence intended for the Board and forward to the Board a summary of such correspondence and a copy of correspondence that, in the opinion of the Corporate Secretary, requires the Board’s attention. Directors may at any time review a log, and receive copies, of all correspondence received by the Corporate Secretary that is intended for the Board.
In addition, the Audit Committee has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal controls and auditing matters. Concerns may be reported through our Compliance Helpline at 888-475-8376. Concerns may be submitted anonymously and confidentially.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Compensation
Our non-employee directors receive a combination of cash and equity compensation for service as directors. Directors employed by the Company (such as Mr. Angrick) receive no compensation for their service as directors. The Compensation Committee, in consultation with its independent compensation consultant, periodically reviews non-employee director compensation and recommends changes based on competitive market data. The compensation for non-employee directors for calendar year 2021 was consistent with calendar year 2020.
Non-employee director compensation is summarized in the following table:
Annual Compensation Element for Role	Board Compensation
General Board Service – Cash Retainer	$45,000
Lead Director – Cash Retainer	$7,500
Committee Chair Service – Cash Retainer
Audit Committee	$15,000
Compensation Committee	$7,500
Governance Committee	$7,500
Committee Service – Cash Retainer
Audit Committee	$7,500
Compensation Committee	$3,750
Governance Committee	$3,750
General Board Service – Equity (Each Director Elects One of Three Following Options)
Option Value (60%)	$60,000
RSU Value (40%)	$40,000 or
Option Value (20%)	$20,000
RSU Value (80%)	$80,000 or
Option Value (0%)	$0
RSU Value (100%)	$100,000
Vesting Schedule	Stock options and restricted stock generally vest in full on February 1 of each year (one year vesting period).
Cash retainers are paid quarterly in advance. Our non-employee directors may receive payment of their cash retainers in the form of grants of options or RSUs by making an irrevocable annual election. Mr. Gross was the only director to make such an election for 2021.
Non-employee directors also receive equity-based compensation in the form of options and/or RSUs, as elected by the director and described in further detail below. Annual non-employee director equity awards are generally granted in February and generally vest on the one year anniversary of the grant date, subject to the director’s continued service with the Company through that date. Options granted to non-employee directors expire ten years from the date of grant.
For 2021, each non-employee director received an equity award with an aggregate value of $100,000. Such awards vest on February 1, 2022, subject to the director’s continued service with the Company through such date. The number of options to be granted was determined using the Black Scholes model. The number of RSUs to be granted was determined by dividing the value of the award by the closing price of our common stock on the grant date ($21.48).
Non-employee directors are also reimbursed for expenses they incur in attending Board and committee meetings.
Director Stock Ownership and Anti-Hedging Requirements
We require our non-employee directors to hold a number of shares of our common stock equal to five times the value of his or her annual cash retainer. New non-employee directors have a period of five years after his or her appointment to the Board to satisfy this requirement. Each non-employee director has satisfied or is on track to satisfy the stock ownership requirement within the applicable timeframe. Non-employee directors may not purchase any financial instrument or enter into any transaction that hedges or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds). A copy of the Director Stock Ownership Policy is available under the Investors section of our website at www.liquidityservices.com.
Director Compensation for Calendar Year 2021
The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on the Board and committees of the Board during calendar year 2021:
Name	Retainer Fees (Paid in Cash)(1)	Stock Awards(2)(3)(4)	Option Awards(2)(3)(5)	Total ($)
Phillip A. Clough	$56,250	$80,000	$20,000	$156,250
Katharin S. Dyer	$52,500	$100,000	$0	$152,500
George H. Ellis	$60,000	$100,000	$0	$160,000
Patrick W. Gross	$0	$71,875	$91,875	$163,750
Beatriz V. Infante	$60,000	$100,000	$0	$160,000
Edward Kolodzieski	$52,500	$100,000	$0	$152,500
Jaime Mateus-Tique	$45,000	$100,000	$0	$145,000

(1)
Retainer fees, at the election of each director, may be paid in cash or in the form of options or RSUs. Mr. Gross elected to receive his retainer fees in the form of RSUs and options. On February 1, 2021, Mr. Gross was granted 1,484 RSUs and 2,585 options in lieu of a retainer fee. These RSUs and options will vest on February 1, 2022. All other directors elected to receive retainer fees in the form of cash.

(2)
The amounts reported in these columns reflect the aggregate grant date fair value of grants of options and RSUs to each of the non-employee directors, computed under U.S. generally accepted accounting principles (“GAAP”), disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 2 and Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

(3)
Ms. Dyer, Mr. Ellis, Ms. Infante, Mr. Kolodzieski and Mr. Mateus-Tique each elected to receive all of their equity compensation in RSUs with a grant date fair value of $100,000. Mr. Clough elected to receive twenty percent of his equity compensation in options with a grant date fair value of $20,000, and eighty percent of his equity compensation in RSUs with a grant date fair value of $80,000. Mr. Gross elected to receive sixty percent of his equity compensation in options with a grant date fair value of $60,000, and forty percent of his equity compensation in RSUs with a grant date fair value of $40,000. On February 1, 2021, we granted the following as equity compensation: (i) 4,655 RSUs to each of Ms. Dyer, Mr. Ellis, Ms. Infante, Mr. Kolodzieski and Mr. Mateus-Tique; (ii) options to purchase 1,622 shares of our common stock with an exercise price per share of $21.48 and 3,724 RSUs to Mr. Clough; and (iii) options to purchase 7,451 shares of our common stock with an exercise price per share of $21.48 and 3,346 RSUs to Mr. Gross. The number of options granted was determined using the Black Scholes model. The number of RSUs granted was determined by dividing the value of the award by the closing price of our common stock on the grant date ($21.48).

(4)
On September 30, 2021, our non-employee directors held the following unvested RSUs: Phillip A. Clough, 3,724; Katharin S. Dyer, 4,655; George H. Ellis, 4,655; Patrick W. Gross, 3,346; Beatriz V. Infante, 4,655; Edward J. Kolodzieski, 4,655; and Jaime Mateus-Tique, 4,655.

(5)
On September 30, 2021, our non-employee directors held the following stock option awards, some of which were not fully vested: Phillip A. Clough, 82,799 options; Katharin S. Dyer, 0 options; George H. Ellis, 24,426 options; Patrick W. Gross, 183,732 options; Beatriz V. Infante, 0 options; Edward J. Kolodzieski, 0 options; and Jaime Mateus-Tique, 31,343 options.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
The following table sets forth information regarding ownership of our common stock as of the Record Date, other than as set forth below, by each of our directors and executive officers, all of our directors and executive officers as a group and the holders of 5% or more of our common stock known to us. The information in this table is based on our records, information filed with the SEC and information provided to us. To our knowledge, except as disclosed in the table below, none of our stockholders hold 5% or more of our common stock. Except as otherwise indicated, (1) each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table and (2) the business address of each of our officers and directors is 6931 Arlington Road, Suite 200, Bethesda, MD 20814.
	Number of Shares Beneficially Owned	Percentage of Shares Outstanding(1)
5% Stockholders
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	3,973,661	11.96%
Renaissance Technologies LLC(3) 800 Third Avenue New York, NY 10022	2,369,004	7.13%
Staley Capital Advisers, Inc.(4) One Oxford Centre, Suite 3950 Pittsburgh, PA 15219	2,165,000	6.52%
Granahan Investment Management, Inc.(5) 404 Wyman Street, Suite 460 Waltham, MA 02451	1,788,742	5.38%
The Vanguard Group(6) 100 Vanguard Blvd. Malvern, PA 19355	1,777,838	5.35%
Officers and Directors
William P. Angrick, III(7)	8,061,647	23.53%
Jorge A. Celaya(8)	137,184	*
Phillip A. Clough(9)	174,520	*
John P. Daunt(10)	242,825	*
Katharin S. Dyer(11)	23,452	*
George H. Ellis(12)	57,855	*
Patrick W. Gross(13)	275,219	*
Beatriz V. Infante(14)	76,157	*
Edward J. Kolodzieski(15)	62,323	*
Jaime Mateus-Tique(16)	816,008	2.45%
Novelette Murray(17)	107,223	*
Mark A. Shaffer(18)	111,689	*
Steven J. Weiskircher(19)	166,763	*
All directors and executive officers as a group (13 individuals)	10,312,865	29.33%

*
Less than 1% of the outstanding shares of our common stock.

(1)
The percentages of shares outstanding for our 5% stockholders were calculated based on 33,221,812 shares of common stock outstanding as of the Record Date. The percentage of shares outstanding for our directors and executive officers as a group was calculated based on 35,159,013 shares of common stock, which is equal to the 33,221,812 shares of common stock outstanding as of the Record Date plus 1,839,906 shares of common stock issuable pursuant to options held by our directors and executive officers that are exercisable as of the Record Date or within 60 days of such date and 97,295 RSUs scheduled to vest within 60 days of such date.
(2)
Based on a review of a Form 13F-HR filed on November 9, 2021, BlackRock, Inc. beneficially owned 3,973,661 shares of common stock, had sole voting power with respect to 3,959,331 shares of common stock and had sole investment power with respect to 3,973,661 shares of common stock.

(3)
Based on a review of a Form 13F-HR filed on November 12, 2021, Renaissance Technologies LLC beneficially owned 2,369,004 shares of common stock, had sole voting power with respect to 2,313,954 shares of common stock and had sole investment power with respect to 2,369,004 shares of common stock.

(4)
Based on a review of a Form 13F-HR filed on November 5, 2021, Staley Capital Advisers, Inc. beneficially owned 2,165,000 shares of common stock, had sole voting power with respect to 2,165,000 shares of common stock and had sole investment power with respect to 2,165,000 shares of common stock.

(5)
Based on a review of a Form 13F-HR filed on November 15, 2021, Granahan Investment Management, Inc. beneficially owned 1,788,742 shares of common stock, had sole voting power with respect to 1,550,003 shares of common stock and had sole investment power with respect to 1,788,742 shares of common stock.

(6)
Based on a review of a Form 13F-HR filed on November 12, 2021, The Vanguard Group beneficially owned 1,777,838 shares of common stock, had sole voting power with respect to 0 shares of common stock and had sole investment power with respect to 1,721,007 shares of common stock.

(7)
Includes 5,453,647 shares of common stock held by the William P. Angrick, III Revocable Trust, 873,379 shares of common stock held by the William P. Angrick III 2005 Irrevocable Trust, 114,699 shares of common stock held by the Stephanie S. Angrick Revocable Trust and 575,513 shares of common stock held by the Stephanie S. Angrick 2005 Irrevocable Trust. Mr. Angrick disclaims beneficial ownership of these securities. This amount also includes 1,020,709 shares of common stock issuable pursuant to options held by Mr. Angrick that are exercisable as of the Record Date or within 60 days of such date and 23,700 RSUs scheduled to vest within 60 days of such date. 1,400,000 shares of common stock are pledged as collateral to secure certain personal indebtedness.

(8)
Includes 92,072 shares of common stock issuable pursuant to options held by Mr. Celaya that are exercisable as of the Record Date or within 60 days of such date and 9,950 RSUs scheduled to vest within 60 days of such date.

(9)
Includes 82,799 shares of common stock issuable pursuant to options held by Mr. Clough that are exercisable as of the Record Date or within 60 days of such date and 3,724 RSUs scheduled to vest within 60 days of such date.

(10)
Includes 68,869 shares of common stock held by the Daunt Family Trust, 162,906 shares of common stock issuable pursuant to options held by Mr. Daunt that are exercisable as of the Record Date or within 60 days of such date and 11,050 RSUs scheduled to vest within 60 days of such date.

(11)
Includes 4,655 RSUs scheduled to vest within 60 days of Record Date. Ms. Dyer does not hold any options that are exercisable as of the Record Date or within 60 days of such date.

(12)
Includes 1,160 shares of common stock held by the George H. Ellis Individual Retirement Account, 24,426 shares of common stock issuable pursuant to options held by Mr. Ellis that are exercisable as of the Record Date or within 60 days of such date and 4,655 RSUs scheduled to vest within 60 days of such date.

(13)
Includes 183,732 shares of common stock issuable pursuant to options held by Mr. Gross that are exercisable as of the Record Date or within 60 days of such date and 3,346 RSUs scheduled to vest within 60 days of such date.

(14)
Includes 4,655 RSUs scheduled to vest within 60 days of the Record Date. Ms. Infante does not hold any options that are exercisable as of the Record Date or within 60 days of such date.

(15)
Includes 4,655 RSUs scheduled to vest within 60 days of the Record Date. Mr. Kolodzieski does not hold any options that are exercisable as of the Record Date or within 60 days of such date.

(16)
Includes 163,208 shares of common stock held by the Jaime Mateus-Tique 2005 Irrevocable Trust, 468,262 shares of common stock held by the Em El 2007 Irrevocable Trust, 31,343 shares of common stock issuable pursuant to options held by Mr. Mateus Tique that are exercisable as of the Record Date or within 60 days of such date and 4,655 RSUs scheduled to vest within 60 days of such date.

(17)
Includes 75,179 shares of common stock issuable pursuant to options held by Ms. Murray that are exercisable as of the Record Date or within 60 days of such date and 5,900 RSUs scheduled to vest within 60 days of such date.

(18)
Includes 69,620 shares of common stock issuable pursuant to options held by Mr. Shaffer that are exercisable as of the Record Date or within 60 days of such date and 7,650 RSUs scheduled to vest within 60 days of such date.

(19)
Includes 97,120 shares of common stock issuable pursuant to options held by Mr. Weiskircher that are exercisable as of the Record Date or within 60 days of such date and 8,700 RSUs scheduled to vest within 60 days of such date.

Stock Ownership and Anti-Hedging Requirements
A NEO must hold common stock equal to 150% of the NEO’s annual base salary except the Chairman and CEO, who must hold common stock equal to 600% of his annual base salary. Each NEO has five years after his or her date of hire or appointment to satisfy this requirement. Each of our NEOs has satisfied or is on track to satisfy the stock ownership requirement within the applicable timeframe. Executive officers may not purchase any financial instrument or enter into any transaction that hedges, pledges or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds) without advance approval from our Board. On September 11, 2020, the Board approved in advance Mr. Angrick’s pledge of 1,400,000 shares of common stock. This approval was reviewed and extended on December 6, 2021 until such date as the Board revokes its approval. In reviewing and extending this approval, the Board took note of certain facts and circumstances that helped moderate risk to the Company from the pledge, including: (i) shares pledged by Mr. Angrick would be derived from shares purchased by Mr. Angrick for investment purposes as compared to shares received by Mr. Angrick as executive compensation; (ii) the pledge having a 50% loan-to-value ratio and only requiring funding for the difference between 50% of the original share value at the time of pledge and the then current price; (iii) the limited size of the pledge in reference to Mr. Angrick’s overall holdings; and (iv) Mr. Angrick’s lack of reliance on the pledged shares for compliance with the Company’s executive stock holding policy.
Additionally, non-executive employees who are deemed to be “insiders” pursuant to the Company’s Insider Trading Policy cannot enter into hedging, pledging or similar arrangements with respect to the Company’s securities without advance approval from the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company did not participate in or review any potential related party transactions during fiscal 2021 and there currently are no proposed related party transactions. To be considered a related party transaction under current SEC rules, a transaction, or a series of similar transactions, must include the Company as a participant, and one of our officers, directors or greater than 5% stockholders or a family member of such person must have a direct or indirect material interest in the transaction. To date, we have not participated in any related party transactions requiring disclosure as such under the SEC disclosure requirements. Should we consider participating in a related party transaction in the future, such transaction would be reviewed and subject to approval by the Audit Committee, in accordance the Audit Committee’s written charter. We have not adopted specific standards that would govern such review.
As a general matter, our written Code of Conduct prohibits conflicts of interest. We consider a conflict of interest to exist when a person’s private interest interferes in any way with the interests of the Company, including: (i) a conflict that makes it difficult for an employee, officer or director to perform his or her work objectively and effectively; (ii) when an employee, officer or director, or any member of his or her family, receives improper personal benefits because of his or her position in or with our Company; or (iii) when an employee, officer or director is engaged in a business or business activity in competition with or injurious to us. The Code of Conduct requires that the General Counsel be consulted with questions about conflicts of interest in addition to requiring that our directors and officers consult with the General Counsel before engaging in any potential conflict of interest transactions.

PROPOSALS REQUIRING YOUR VOTE
Proposal 1 — Election of Directors
Overview of Proposal 1
Our Class I directors are William P. Angrick, III and Edward J. Kolodzieski. Mr. Angrick and Mr. Kolodzieski were last elected at the Annual Meeting of Stockholders in 2019. Their current terms end at this Annual Meeting and each has consented to be nominated to serve as a director for an additional three-year term. Each nominee will, if elected, continue in office until our Annual Meeting of Stockholders in 2025 or until his successor has been duly elected and qualified, or until the earlier of his death, resignation or retirement.
2022 Director Nominees
Name	Director Since	Independent	Committee Memberships
William P. Angrick, III	2000	NO	None
Edward J. Kolodzieski	2015	YES	Compensation Committee; Governance Committee
If you are a stockholder of record, the proxy holders named on the proxy card intend to vote your proxy for the election of each nominee, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. Brokers, banks and other nominees may not vote in the election of directors without instructions from the beneficial owner. Therefore, if your shares are held through a broker, bank or other nominee, they will not be voted in the election of directors unless you affirmatively vote your shares.
We expect each nominee to serve as a director if elected. If any nominee cannot serve, proxies will be voted in favor of the other nominees and may be voted for substitute nominees selected by the Board, unless the Board reduces the number of directors serving on the Board.
Selection of Directors
In evaluating director candidates and considering incumbent directors for nomination, the Board and the Governance Committee consider a variety of factors as discussed above under “Governance Committee.” Among other things, the Board has determined that it is important to have individuals with the following skills, qualifications and experiences on the Board:
•
Industry Experience and/or Company Knowledge.   It is important for our directors to have knowledge of the Company and the online auction marketplace industry in order to understand the Company’s business, operations and strategy. 50% of our directors have this experience.

•
Senior Leadership Experience.   It is important for our directors to have successfully served in senior leadership roles at other organizations, which demonstrates strong abilities to motivate and manage others and to identify and develop leadership qualities in others. 100% of our directors have this experience.

•
High-Growth Company Experience.   As a high-growth company, it is important for our directors to have experience with other companies that have undergone periods of significant growth because they can provide insight on the challenges faced by companies in these situations, including how to balance strategic acquisitions with organic growth, manage expectations about the scope, speed and success of our growth strategy, and leverage operational infrastructure to support expansion. 100% of our directors have this experience.

•
U.S. Public Company Board Service Experience.   Directors who have served on other public company boards can offer advice and perspective regarding board dynamics and operations; the relationship between the Board and management; and other matters, including corporate governance, executive compensation and oversight of strategic, operational and compliance-related matters. 50% of our directors have this experience.

•
Media and Technology Experience.   As the Company is a provider of online marketplaces, it is important for our directors to have media and technology experience, especially as this experience relates to the Internet. 100% of our directors have this experience.

•
Financial and/or Accounting Experience.   It is important for our directors to have knowledge of finance and financial reporting processes to enable them to understand and evaluate the Company’s capital structure and to oversee the preparation of our financial statements. 75% of our directors have this experience.

•
Data Analytics and E-commerce Marketing Experience.   With the continued growing importance of data analytics and e-commerce marketing in the Company’s business strategy, it is important for our directors to have experience in this area. 25% of our directors have this experience.

Name	Industry Experience and/or Company Knowledge	Senior Leadership Experience	High-Growth Company Experience	U.S. Public Company Board Service Experience	Media and Technology Experience	Financial and/or Accounting Experience	Data Analytics and E-commerce Marketing Experience
Mr. Angrick	•	•	•		•	•
Mr. Clough		•	•	•	•	•
Ms. Dyer		•	•		•		•
Mr. Ellis		•	•	•	•	•
Mr. Gross	•	•	•	•	•
Ms. Infante		•	•	•	•	•
Mr. Kolodzieski	•	•	•		•	•	•
Mr. Mateus-Tique	•	•	•		•	•
Consideration of Diversity
The Board does not have a specific diversity policy but recognizes the value of diversity among directors. Diversity is important because a variety of viewpoints improves the quality of discussion, contributes to a more effective decision-making process, enhances the overall culture of the boardroom and helps the Board address the complex issues it faces.
Additional information on our directors and their specific qualifications and experience are set forth below. For more information on the director nomination process, refer to “Governance Committee” above.

RECOMMENDATION OF THE BOARD
Your Board of Directors unanimously recommends a vote FOR the election of William P. Angrick, III and Edward J. Kolodzieski as directors.

Our Board of Directors
WILLIAM P. ANGRICK, III

Director Since: January 2000
Age: 54
Not Independent (Chairman & CEO)
Committee(s):
None
Class: Class I Director
Last Elected: 2019 (Votes For: 96%)
Current Term Expires: 2022
Key Skills. Qualifications and Experience:
✓ Industry Experience and/or Company Knowledge
✓ Senior Leadership Experience
✓ Financial and/or Accounting Expertise
✓ High-Growth Company Experience
✓ Media and Technology Experience

Biography:
Mr. Angrick is a co-founder of the Company and has served as the Chairman and CEO of the Company since January 2000. Mr. Angrick previously worked with Deutsche Banc Alex. Brown’s Consumer and Business Services Investment Banking Group from 1995 to 1999 where he served as a Vice President.
Education:
Mr. Angrick holds a M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.B.A. with honors from the University of Notre Dame.

JAIME MATEUS-TIQUE

Director Since: April 2000
Age: 55
Not Independent (Co-Founder)
Committee(s):
None
Class: Class II Director
Last Elected; 2020 (Votes For: 86%)
Current Term Expires: 2023
Key Skills, Qualifications and Experience:
✓ Industry Experience and/or Company Knowledge
✓ Senior Leadership Experience
✓ Financial and/or Accounting Expertise
✓ High-Growth Company Experience
✓ Media and Technology Experience

Biography:
Mr. Mateus-Tique is a co-founder of the Company who has served as a director of the Company since April 2000. Mr. Mateus-Tique served as the Company’s President and Chief Operating Officer from April 2000 until his retirement in September 2009. Before co-founding the Company, Mr. Mateus-Tique served as a senior engagement manager at McKinsey & Co., a management consulting firm, from September 1995 to March 2000.
Education:
Mr. Mateus-Tique holds a Master in Biomedical Science degree from the Icahn School of Medicine, a M.B.A. from the Kellogg Graduate School of Management at Northwestern University, a B.S in Mathematics and a Master in Management degree from Ecole des Hautes Etudes Commerciales in Paris.

PHILLIP A. CLOUGH

Director Since: September 2004
Age: 60
Independent
Committee(s):
Compensation Committee
Governance Committee (Chair)
Class: Class II Director
Last Elected: 2020 (Votes For: 88%)
Current Term Expires: 2023
Key Skills. Qualifications and Experience:
✓ Senior Leadership Experience
✓ Financial and/or Accounting Experience
✓ High-Growth Company Experience
✓ Media and Technology Experience
✓ U.S. Public Company Board Service Experience

Biography:
Mr. Clough has served as a director of the Company since September 2004 and currently serves as chair of the Governance Committee and a member of the Compensation Committee. Mr. Clough is currently a General Partner and the Chairman of ABS Capital Partners (“ABS”), a growth equity firm focused on investments in tech-enabled services businesses. From January 2007 to December 2020, Mr. Clough was a Managing General Partner of ABS. Prior to that, Mr. Clough was a General Partner of ABS from September 2001 to January 2007. Before joining ABS, Mr. Clough was President and Chief Executive Officer of Sitel Corporation, a global provider of outsourced customer support services, from May 1998 to March 2001. Mr. Clough previously served on the board of directors of American Public Education, Inc., a provider of exclusively online post-secondary education, from August 2002 to 2010 and on the board of directors of Rosetta Stone Inc., a provider of technology-based language learning solutions, from January 2006 to May 2014.
Education:
Mr. Clough holds a B.S. degree from the U.S. Military Academy at West Point and holds a M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia.

KATHARIN S. DYER

Director Since: January 2020
Age: 64
Independent
Committee(s):
Compensation Committee
Governance Committee
Class: Class III Director
Last Elected: 2021 (Votes For: 99%)
Current Term Expires: 2024
Key Skills, Qualifications and Experience:
✓ Senior Leadership Experience
✓ High-Growth Company Experience
✓ Media and Technology Experience
✓ Data Analytics and E-commerce Marketing Experience

Biography:
Ms. Dyer has served as a director of the Company since January 2020 and is a member of the Compensation Committee and the Governance Committee. Since June 2018, she has been the Chief Executive Officer of PivotWise, a strategic advisory firm focused on digital transformation founded by Ms. Dyer. Previously, she was a Global Partner and a member of the senior leadership team at IBM Global Business Services from 2016 to 2018. From 2013 to 2015, she served as EVP and General Manager, Global Chief Marketing Officer, Merchant Services at American Express Company which covers more than 112 million business and consumer card members and 18 million American Express accepting merchants. Ms. Dyer has also served as Global Management Board Member and Global Chief Transformation Officer for the digital and media agencies of the Publicis Groupe; EVP, Executive Leadership Team, and Client Portfolio General Manager of Digitas; and in leadership roles at Advanta, MNC Financial, Sallie Mae, and Citigroup. She has also served as Guest Lecturer at Harvard Business School and Boston College Carroll School of Management. Ms. Dyer is also an Advisory Board Member for two tech ventures: Momenti, an interactive content PaaS venture using AI, and VODIUM, a virtual communication technology. She dedicates her time to organizations including Women in Blockchain and WOMEN in America Executive Mentoring. In addition to Liquidity Services, she also currently serves on the boards of The Grameen Foundation and YWCA of Nashville and Middle Tennessee. Previously, she served on, the boards of Noora Health, Providence Health, and CARE, a leading global NGO working to end poverty in more than 90 developing countries. Ms. Dyer is a member of NACD, Women Corporate Directors, and Extraordinary Women on Boards.
Education:
Ms. Dyer holds a M.B.A. from the University of Maryland and a B.A. from the University of Kentucky.

GEORGE H. ELLIS

Director Since: May 2010
Age: 72
Independent
Committee(s):
Audit Committee (Chair)
Class: Class II Director
Last Elected: 2020 (Votes For: 90%)
Current Term Expires: 2023
Key Skills, Qualifications and Experience:
✓ Senior Leadership Experience
✓ Financial and/or Accounting Experience
✓ High-Growth Company Experience
✓ Media and Technology Experience
✓ U.S. Public Company Board Service Experience

Biography:
Mr. Ellis has served as a director of the Company since May 2010 and is the Chairman of the Audit Committee. Mr. Ellis has served as the Chief Financial Officer of Accumen Inc., a provider of health system performance optimization solutions, since November 2020. From 2015 through 2020, Mr. Ellis was a Managing Director in the healthcare practice of Huron Consulting, Inc. Prior to that, Mr. Ellis served as the Chief Financial Officer of Studer Group, a private equity-backed healthcare consulting firm, from September 2011 to February 2015. From July 2006 to August 2011, Mr. Ellis served as the Chief Financial Officer of Global 360, Inc., a software development company. Mr. Ellis has also served in several capacities at Softbrands, Inc., a software developer and provider of related professional services, including as a member of its board of directors from October 2001 to August 2009, as Chairman from October 2001 to June 2006, and as Chief Executive Officer from October 2001 to January 2006. Mr. Ellis is also a director of Blackbaud, Inc., a supplier of software for non-profit companies, where he is Chairman of the Audit Committee. Mr. Ellis served on the board of directors of NEON Systems, Inc., from January 2000 to December 2005 and PeopleSupport, Inc., from October 2004 to October 2008. He also served as a director of AremisSoft Corp. from April 1999 until February 2001 and as Chairman and Chief Executive Officer of AremisSoft from October 2001 to July 2002. Previously, Mr. Ellis served as Chief Financial Officer of Sterling Software, Inc., Chief Financial Officer and founder of Sterling Commerce, Inc., a spin-off of Sterling Software, and Executive Vice President and Chief Operating Officer of the Communities Foundation of Texas. Mr. Ellis is a Certified Public Accountant and is admitted to the State Bar of Texas. Mr. Ellis is a board fellow with NACD and is certified in Cyber Security for Board Members through NACD.
Education:
Mr. Ellis holds a B.S. degree from Texas Tech University and a J.D. from Southern Methodist University Dedman School of Law.

PATRICK W. GROSS

Director Since: February 2001
Age: 77
Independent / Lead Independent Director
Committee(s):
Audit Committee
Governance Committee
Class: Class III Director
Last Elected: 2021 (Votes For: 95%)
Current Term Expires: 2024
Key Skills, Qualifications and Experience:
✓ Senior Leadership Experience
✓ Media and Technology Experience
✓ Industry Experience and/or Company Knowledge
✓ High-Growth Company Experience
✓ U.S. Public Company Board Service Experience

Biography:
Mr. Gross has served as a director of the Company since February 2001 and currently serves as the Lead Director and a member of the Audit Committee and the Governance Committee. Mr. Gross has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since October 2002. Mr. Gross is a founder of, and served as a principal executive officer from 1970 to September 2002 at, American Management Systems, Inc., a publicly traded information technology consulting, software development and systems integration firm. Mr. Gross is also a director of Perdoceo Education Corporation, a publicly traded provider of post-secondary educational services. Mr. Gross previously served on the board of directors of Rosetta Stone Inc., a provider of technology based language learning solutions, from 2006 until October 2020, Waste Management, Inc., a publicly traded provider of integrated waste services, from 2006 to 2020, Capital One Financial Corporation, a publicly traded financial services company, from February 1995 to May 2017, and Taleo Corporation, a publicly traded provider of talent management solutions, from August 2006 until April 2012. Mr. Gross currently serves on the boards of directors of various private companies.
Education:
Mr. Gross holds a B.S.E. degree from Rensselaer Polytechnic Institute, a M.S.E. degree from the University of Michigan, and a M.B.A. from the Stanford Graduate School of Business.

BEATRIZ V. INFANTE

Director Since: May 2014
Age: 67
Independent
Committee(s):
Audit Committee
Compensation Committee (Chair)
Class: Class III Director
Last Elected: 2021 (Votes For: 98%)
Current Term Expires: 2024
Key Skills. Qualifications and Experience:
✓ Senior Leadership Experience
✓ Media and Technology Experience
✓ High-Growth Company Experience
✓ Financial and/or Accounting Experience
✓ U.S. Public Company Board Service Experience

Biography:
Ms. Infante has served as a director of the Company since May 2014, and she currently serves as the Chair of the Compensation Committee and a member of the Audit Committee. Ms. Infante is currently the Chief Executive Officer of BusinessExcelleration LLC, a business consultancy specializing in corporate transformation and renewal. Since October 2017, she has served as director of Ribbon Communications, a cloud communications company formed from the merger of Sonus Networks Inc. and GENBAND Holdings Company, and more recently the acquisition of ECI Telecom Group Ltd, and is currently Chair of the Compensation Committee and member of it’s Audit and Technology Committees. Since January 2018, she has served as a director of PriceSmart Inc., the largest operator of membership warehouse clubs in Latin America and the Caribbean, and currently serves as Chair of its Compensation Committee, Chair of its Digital Transformation Committee, and member of its Audit Committee. From January 2010 to October 2017, she served as a director and member of the Compensation Committee of Sonus Networks. From May 2012 until its acquisition by Broadcom in May 2015, Ms. Infante served as a director of Emulex, and was the Chair of its Nominating and Governance Committee and member of its Compensation Committee. From July 2016 until its acquisition by Veeco in May 2017, Ms. Infante served as a director and member of the Nominating and Corporate Governance Committee of Ultratech, Inc. From 1994 to 2019, she served on the Advisory Committee to the Princeton University School of Engineering and Applied Science. Ms. Infante served as Chef Executive Officer and a director of ENXSuite Corporation from May 2010 until it was acquired in October 2011. Ms. Infante served as Chief Executive Officer and a director of VoiceObjects, Inc. from March 2006 until VoiceObjects, Inc. was acquired in December 2008. Ms. Infante served as a director and Interim Chief Executive Officer of Sychron, Inc. from December 2004 to June 2005 until its sale to an investor group. Ms. Infante was Chief Executive Officer and President of Aspect Communications Corporation, a market leader in communications solutions, from April 2000 until October 2003, and was additionally named Chairman in February 2001. Between October 1998 and April 2000, she held additional roles at Aspect Communications.

Ms. Infante has demonstrated her commitment to boardroom excellence by completing NACD’s comprehensive program of study for experienced corporate directors — a rigorous suite of courses spanning leading practices for boards and committees. Ms. Infante has been a NACD Board Leadership Fellow since 2012. Ms. Infante supplements her board leadership skills through ongoing engagement with the director community and access to leading practices.
Education:
Ms. Infante holds a B.S.E degree in Electrical Engineering and Computer Science from Princeton University and a M.S. degree in Engineering Science from California Institute of Technology.

EDWARD J. KOLODZIESKI

Director Since: November 2015
Age: 61
Independent
Committee(s):
Compensation Committee
Governance Committee
Class: Class I Director
Last Elected: 2019 (Votes For: 96%)
Current Term Expires: 2022
Key Skills, Qualifications and Experience:
✓ Senior Leadership Experience
✓ Financial and/or Accounting Experience
✓ High-Growth Company Experience
✓ Industry Experience and/or Company Knowledge
✓ Media and Technology Experience
✓ Data Analytics and E-commerce Marketing Experience

Biography:
Mr. Kolodzieski has served as a director of the Company since November 2015, and currently serves as a member of the Compensation Committee and the Governance Committee. Since 2013, Mr. Kolodzieski has also served as a Senior Advisor for CVC Capital Partners in the consumer products, retail and supply chain sectors. In addition, he has served on the advisory board of The Welspun Group since January 2017 and on the Board of Directors of 99 Cents Only Stores LLC since January 2020. Previously, Mr. Kolodzieski served as Chairman of the Board for Archway Marketing Services from September 2015 through June 2018, as Chairman of And Go Concepts, LLC from August 2018 through March 2020 and as a Board Director of Vi-Jon Inc from August 2013 through September 2020. Prior to that, Mr. Kolodzieski served as Executive Vice President — Global Sourcing at Wal-Mart, Inc. from February 2010 through his retirement from Wal-Mart in February 2013. Prior to this position, he held several other senior executive positions with Wal-Mart, including Chairman of the Board and Chief Executive Officer of Walmart Japan, Chief Operating Officer of Wal-Mart International, and SVP of Wal-Mart’s Neighborhood Market division. Before joining Wal-Mart, he was the President of Acme Markets of Virginia, a supermarket firm with operations in five Mid- Atlantic States.
Mr. Kolodzieski has been a certified law enforcement officer for over 30 years and is currently increasing his training in the area of cyber security and Internet fraud. He has completed courses from the U.S. Department of Justice / National White Collar Crime Center and the Carnegie Mellon University CERT Cyber Security Certification Program.
Mr. Kolodzieski has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for corporate directors, a rigorous suite of courses spanning leading practices for boards and committees. Mr. Kolodzieski was a 2013 NACD Board Governance Fellow.
Education:
Mr. Kolodzieski holds a B.S. in Business Management from University of South Florida and a M.B.A. from University of Tampa.

Our Executive Officers
Below you can find information, including biographical information, about our executive officers (other than Mr. Angrick, whose biographical information appears above):
Name	Age	Position
Jorge A. Celaya	55	Chief Financial Officer
John P. Daunt	56	Chief Commercial Officer
Steven J. Weiskircher	48	Chief Technology Officer
Mark A. Shaffer	48	Chief Legal Officer and Corporate Secretary
Novelette Murray	56	Chief Human Resources Officer
Jorge A. Celaya has served as our Chief Financial Officer since 2015. Mr. Celaya has more than 30 years of experience in capital markets, financial accounting, operations, and strategic transformation with global and publicly held companies in diverse industries. Before joining the Company, he co-founded Avanz Capital, an independent investment firm focused on private equity investing across emerging markets. Before that, Mr. Celaya was Executive Vice President and Chief Financial Officer for both FTI Consulting, a global provider of business restructuring, financial consulting, and e-discovery software and services, and Sitel Corporation, a global provider of business process outsourcing services. From 1990 to October 2003, Mr. Celaya also held various corporate and operating group positions with Schlumberger Ltd. where he worked across multiple industries and sectors both domestically and internationally. Mr. Celaya holds a Bachelor of Arts degree and a Master’s in Business degree from the University of Texas at Austin.
John P. Daunt has served as our Chief Commercial Officer since April 2019. Previously, Mr. Daunt was our Senior Vice President, CAG North America, from June 2018 to April 2019, Senior Vice President, Global Operations and DoD from August 2015 to May 2018 and Senior Vice President, Account Management from November 2014 to July 2015. Before joining the Company, Mr. Daunt served as Senior Vice President of FedBid, Inc., a company that allows federal, state and local governments, and educational institutions to purchase goods and services through a reverse auction-based platform, from March 2013 to November 2014. Prior to that, Mr. Daunt was Vice President and General Manager of AssetNation and an Account Executive at Ariba, Inc. Mr. Daunt also served as a Naval Flight Officer in the US Navy. Mr. Daunt holds a B.S. in Entrepreneurial Studies from Babson College.
Steven J. Weiskircher has served as our Chief Technology Officer since August 2019. Prior to joining the Company, Mr. Weiskircher was Vice President, Omnichannel, Marketing, and Digital Delivery Technology at GameStop, a video game, consumer electronics, and wireless services retailer, from July 2018 through July 2019. Prior to that, Mr. Weiskircher worked for ThinkGeek, a retailer, as Chief Information Officer from February 2013 through July 2018. Mr. Weiskircher has also been employed as Chief Information Officer at Fanatics, Inc. and as Vice President, Information Technology at Crutchfield Corporation. Mr. Weiskircher served as a Captain in the U.S. Army Signal Corps. Mr. Weiskircher holds a B.S. in Mechanical Engineering from Virginia Tech and a M.S. in Management Information Systems from the University of Virginia.
Mark A. Shaffer has served as our Chief Legal Officer and Corporate Secretary since July 2016. Before this role, Mr. Shaffer was Senior Associate General Counsel and Assistant General Counsel from September 2012 to July 2016. Before joining the Company, Mr. Shaffer served as Senior Counsel and Global Compliance Officer for Barnes Group, Inc., an international industrial and aerospace manufacturer and service provider, from June 2010 to August 2012. Before that, he served in other roles at Barnes Group and as Senior Counsel at the law firm of Miller Canfield, where he focused on industrial and automotive mergers and acquisitions and commercial negotiations. Mr. Shaffer also served as Senior Counsel for Kmart Corporation and as an associate at the law firms of LeBoeuf, Lamb, Greene & MacRae LLP and Latham & Watkins LLP. Mr. Shaffer holds a B.S. in Foreign Service and a J.D. from Georgetown University. Mr. Shaffer became a NACD Board Leadership Fellow in 2020.
Novelette Murray has served as our Chief Human Resources Officer since October 2020. In this role, Ms. Murray leads all aspects of human resources and is responsible for aligning talent with the Company’s business strategy, including hiring, training, development, performance management, diversity and inclusion, and succession planning. Ms. Murray originally joined in the Company in 2010 as the Director of Human

Resources. She was promoted multiple times during her tenure with the Company, serving as both Sr. Director of Human Resources and Vice President, HR Operations before becoming Chief Human Resources Officer. Prior to her employment with the Company, Ms. Murray served as Senior Human Resources Manager for the U.S. Concrete Pipe Division of Cemex, a global building materials company, from 2006 to 2010. Prior to that, Ms. Murray was the Director of Human Resources for Houston ENT, an otolaryngology physician group, from 2000 to 2006, and a Human Resources Associate at GE Healthcare, a manufacturer of medical imaging equipment, from 1995 to 2000. Ms. Murray received a B.A. in Organizational Communication with honors from Rollins College and a M.B.A. from University of Maryland University College.

PROPOSALS REQUIRING YOUR VOTE
Proposal 2 — Ratification of Independent Registered Public Accounting Firm
Overview of Proposal 2
The Audit Committee has selected Deloitte & Touche LLP to serve as our Independent Auditor for fiscal 2022.
We are asking our stockholders to ratify the selection of Deloitte& Touche LLP as our Independent Auditor. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on our Independent Auditor and as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will review its future selection of our Independent Auditor. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our Independent Auditor and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.
RECOMMENDATION OF THE BOARD
Your Board of Directors unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP as our Independent Auditor for fiscal 2022.
Change of Independent Auditor
As previously reported on the Company’s Current Report on Form 8-K, dated December 27, 2021, the Audit Committee conducted a comprehensive, competitive process to determine our Independent Auditor for fiscal 2022. On December 20, 2021, the Audit Committee approved the engagement of Deloitte & Touche LLP as our Independent Auditor for fiscal 2022, replacing Ernst & Young LLP, our prior Independent Auditor.
Ernst & Young LLP’s audit reports on the Company’s consolidated financial statements for the fiscal years ended September 30, 2021 and September 30, 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended September 30, 2021 and September 30, 2020, there were (i) no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference thereto in its reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
During the Company’s fiscal years ended September 30, 2021 and September 30, 2020, neither the Company nor anyone on its behalf has consulted with Deloitte & Touche LLP regarding:
(a)
the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue;

(b)
any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or

(c)
any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2021 and September 30, 2020, and for fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$1,171,178	$1,110,615
Audit-Related Fees(2)	$88,479	$83,590
Tax Fees(3)	$294,108	$297,815
All Other Fees	$0	$0
Total Fees	$1,553,765	$1,492,020

(1)
Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements and the review of our unaudited quarterly financial statements. This amount includes $61,367 in costs during fiscal 2021 and $61,515 in costs during fiscal 2020 related to the statutory audits of our foreign subsidiaries and other related services.

(2)
Audit-related fees consisted principally of fees incurred in connection with audits related to our employee benefit plans.

(3)
Tax fees consisted principally of tax return preparation, planning and compliance work.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Under its Charter, its policy and applicable law, the Audit Committee preapproves all audit and permissible non-audit services to be provided by our Independent Auditor, including audit services, audit-related services, tax services and other services. The Audit Committee has delegated authority to the Chair of the Audit Committee in some cases to preapprove the provision of services by our Independent Auditor, which preapprovals the Chair then communicates to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its Independent Auditor. We obtain these services from other service providers as needed.
Audit Committee Report
The Company’s management team is responsible for the Company’s financial statements, internal controls and financial reporting process. Our Independent Auditor is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with GAAP. The Audit Committee was established for the purpose of representing and assisting the Board in overseeing the Company’s accounting and financial reporting processes and audits of the Company’s annual financial statements, including the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory authority requirements, the Independent Auditor’s qualifications, independence, and performance. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Independent Auditor.
In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the Independent Auditor the matters required to be discussed with the Independent Auditor pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the Independent Auditor required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence and has discussed with the Independent Auditor its independence.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for fiscal 2021 be included in the Annual Report on Form 10-K for the year ended September 30, 2021 to be filed with the SEC. The Board of Directors approved including the Company’s audited financial statements for fiscal 2021 in the Annual Report on Form 10-K for the year ended September 30, 2021.

The Audit Committee: George H. Ellis, Chair Patrick W. Gross Beatriz V. Infante
The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

PROPOSALS REQUIRING YOUR VOTE
Proposal 3 — Approval of an Advisory Resolution on Executive Compensation
Overview of Proposal 3
We are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee’s goals in setting executive compensation are to support the attainment of our short-term and long-term financial and strategic objectives, reward executives for continuous growth in earnings and stockholder value and align executives’ interests with those of our stockholders. To achieve these goals, our executive compensation structure emphasizes performance-based compensation, including annual incentive compensation and stock-based awards with multi-year vesting schedules.
We urge stockholders to read the “Compensation Discussion and Analysis,” beginning on page 51 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on page 65 through page 77, which provide detailed information on the compensation of our NEOs. The Board and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reflects and supports these compensation policies and procedures.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2022 Annual Meeting of Stockholders.”
This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
The Board has adopted a policy of providing for annual “say on pay” advisory votes. Unless the Board modifies its policy on the frequency of holding “say on pay” advisory votes, the next “say on pay” advisory vote will occur in 2023.
RECOMMENDATION OF THE BOARD
Your Board of Directors unanimously recommends a vote FOR the advisory resolution on executive compensation.

PROPOSALS REQUIRING YOUR VOTE
Proposal 4 — Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan
Overview of Proposal 4
At the Annual Meeting, stockholders will be presented with a proposal to approve an amendment to the LTIP (the “Amendment”) to increase the number of shares of common stock reserved for issuance thereunder from 19,100,000 to 20,300,000. This increase of 1,200,000 shares represents approximately 4% of the Company’s outstanding shares of common stock as of the Record Date.
On January 10, 2022, the Board unanimously approved the Amendment, subject to approval by the Company’s stockholders at the Annual Meeting. In order for the Amendment to take effect, it must be approved by the Company’s stockholders. If the Amendment is not approved by the Company’s stockholders, the LTIP as currently in effect as of the date hereof will continue to operate according to its terms.
We believe the Company’s future progress, growth and profitability depends in part on its ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity compensation is critical to achieving this success. The Company would be at a severe competitive disadvantage if it cannot use equity to recruit, motivate and retain directors, officers and other employees. The use of equity as part of our compensation program is important because it fosters a pay-for-performance culture that is a key element of our overall compensation philosophy. We believe equity compensation provides additional motivation for directors and employees to create stockholder value because the value such individuals realize from their equity compensation is based on the Company’s stock price performance. Equity compensation also aligns the compensation interests of our directors and employees with the investment interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards are subject to vesting and/or performance criteria.
If the Amendment is not approved, we may not be able to appropriately incentivize our directors and employees through equity compensation, which may affect our ability to remain competitive, attract employees with an interest in creating long-term stockholder value, reward employees for building and sustaining stockholder value, and retain employees. Employee retention is particularly significant for fiscal 2022 as the job market remains competitive. To address this concern, we have granted equity compensation more deeply across our organization than we have in prior years. As of December 31, 2021, approximately 130 individuals participated in the LTIP, up from approximately 80 as of December 31, 2020. If the Amendment is approved, we can continue to reward key employees below the executive level and incentivize them to remain with the Company and continue to perform at a high level.
Furthermore, if the Amendment is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based compensation. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our business.
The following table sets forth certain information about the LTIP, as amended by the Amendment (the “Amended Plan”):
Number of new shares being authorized	1,200,000
Number of shares available for future awards as of the Record Date	994,605
Number of shares relating to outstanding time-based stock options as of the Record Date	1,770,362
Number of shares relating to outstanding performance-based stock options as of the Record Date	1,240,140
Number of shares relating to outstanding awards of time-based restricted stock and restricted stock units as of the Record Date	609,913
Number of shares relating to outstanding awards of performance-based restricted stock and restricted stock units as of the Record Date	444,196

Maximum option term	10 years
Minimum exercise price (relative to the market value on date of grant)	100%
Weighted average remaining term of outstanding options as of the Record Date	6.4 years
Weighted average exercise price of outstanding options as of the Record Date	$10.88
Total number of shares available for future awards if this proposal is approved	2,194,605
On the Record Date, the closing price of a share of the Company’s common stock was $21.10.
The potential dilution from the proposed share increase is 4% as of the Record Date. If the proposed share increase is approved, the Company’s total potential dilution would increase from 15% as of the Record Date to 19%. The Compensation Committee has considered this potential dilution level in the context of competitive data from its peer group and believes that the resulting dilution levels would be within normal competitive ranges.
The Company manages its long-term dilution goal by limiting the number of shares subject to equity awards that it grants annually, commonly referred to as burn rate. Burn rate shows how rapidly a company is depleting its shares reserved for equity compensation. Burn rate is defined as the number of shares granted under the Company’s equity incentive plans divided by total common shares outstanding at the end of the year. Over the past three fiscal years, the Company’s annual burn rate has averaged 5.2%. The Compensation Committee believes that this burn rate has been within the range granted by its peer companies and is reasonable from a competitive standpoint.
The Company manages its equity compensation plans to minimize impacts to shareholder dilution, including by permitting participants to elect that the Company:
•
Withhold shares to satisfy withholding tax obligations on full-value awards;

•
Withhold shares to the satisfy exercise price and/or withholding tax obligations on option awards; and/or

•
Receive shares to satisfy exercise price obligations on option awards.

If we did not permit the above, we would have issued a total of 1,833,617 shares from our equity compensation plans in fiscal 2021 from the vesting of full-value awards and the exercise of stock options. These actions reduced the dilutive impact of our equity compensation plans by 527,807 shares, or 29%.
Our share repurchase programs have also contributed to our management of dilution. During fiscal 2021, we repurchased 1,591,963 shares for $31.1 million and, on December 6, 2021, our Board approved a new $20.0 million share repurchase program to expire on December 31, 2023 (the “New Repurchase Program”). The timing and actual number of shares repurchased under the New Repurchase Program will depend on a variety of factors, including price, general business and market conditions, and the existence of alternative investment opportunities.
In fiscal 2021, our share repurchases together with the shares withheld for exercise price and/or tax obligations and those shares received for exercise price obligations completely offset the net shares issued from our equity compensation plans, driving a (299,886) share decrease, or (1%), in our net shares outstanding. The following table summarizes our share activity during fiscal 2021:
	Shares Outstanding	Treasury Stock	Net Shares Outstanding
September 30, 2020	34,082,406	(547,508)	33,534,898
Stock Options Exercised	1,033,529	—	—
Full-Value Awards Vested	800,088	—	—
Shares Withheld for Exercise Price and/or Tax Obligations	(445,195)	—	—

	Shares Outstanding	Treasury Stock	Net Shares Outstanding
Shares Received for Exercise Price Obligations	—	(82,612)	—
Shares Repurchased	—	(1,591,963)	—
Other*	(13,733)	—	—
September 30, 2021	35,457,095	(2,222,083)	33,235,012
Change #	—	—	(299,886)
Change %	—	—	−1%

* Relates to a forfeiture of award prior to vesting due to employee termination.
The following table provides details regarding the number of equity awards granted annually under the LTIP for each of the past three fiscal years by type of award and includes separate disclosure regarding the performance-based awards granted and earned in each year for the past three fiscal years as well as our weighted average shares of common stock outstanding:
Share Element	2021	2020	2019
Time-Based Stock Options Granted	558,673	415,719	563,066
Time-Based Full-Value Awards Granted	190,945	330,493	325,128
Performance-Based Stock Options Granted	549,600	402,800	571,250
Performance-Based Stock Options Earned/Vested	909,500	16,106	224,530
Performance-Based Full-Value Awards Granted	139,600	193,600	287,600
Performance-Based Full-Value Awards Earned/Vested	483,054	73,518	235,807
Weighted-Average Shares of Common Stock Outstanding During the Fiscal Year	33,333,557	33,612,263	33,062,976
When considering the number of additional shares to add to the Amended Plan, in addition to the items mentioned above, the Compensation Committee also reviewed projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the Amended Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 1,200,000 shares to be added to the LTIP by the Amendment, in combination with the remaining authorized shares and shares added back to the LTIP from forfeitures of awards previously granted, is expected to satisfy, assuming no significant acquisitions of other companies, the Company’s equity compensation needs for two years. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Amended Plan while minimizing stockholder dilution.
Changes in Amended Plan
The Amendment increases the number of shares of common stock reserved for issuance under the LTIP. No other changes are being proposed at this time.
Summary of Amended Plan
The following summary of the material terms of the LTIP, as amended by the Amendment, is qualified in its entirety by reference to the full text of the LTIP and the Amendment. The Amendment, which is the subject of this Proposal 4, is attached hereto as Appendix A to this Proxy Statement. The LTIP, as approved by our shareholders in 2020, is attached hereto as Appendix B to this Proxy Statement.
Purpose.   The Amended Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Amended

Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights and cash awards.
Administration.   The Amended Plan is administered by the Board, the Compensation Committee or such other committees as the Board may from time to time delegate. The Board or its designated committee has the authority to designate grantees, determine the type(s) of awards to be made to a grantee, determine the number of shares to be subject to an award, establish the terms and conditions of each award, prescribe the form of each award agreement and amend, modify or supplement the terms of each outstanding award, provided that no amendment, modification or supplement shall, without the consent of the grantee, impair the grantee’s rights under such award or amend or modify an award such that it would be treated as a repricing without approval of the Company’s stockholders.
Notwithstanding the foregoing, no amendment or modification may be made to an outstanding option or stock appreciation right (“SAR”) which reduces the exercise price of the award, either by lowering the exercise price or by canceling the outstanding option or SAR and granting either a replacement option or SAR with a lower exercise price, another award or a cash payment in lieu thereof without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding options and SARs in connection with changes in the Company’s capitalization.
Eligibility.   Awards may be granted under the Amended Plan to employees, officers, directors, consultants, advisers and outside directors of the Company and its affiliates. As of the Record Date, approximately 130 individuals participated in the LTIP.
Shares Subject to the Plan.   If the Amendment is approved by the stockholders at the Annual Meeting, subject to adjustment for certain changes in the Company’s capitalization, the total number of shares of the Company’s common stock that may be issued under the Amended Plan will be 20,300,000. For this purpose, every share of common stock issued pursuant to an award granted after January 9, 2015 that is an option or SAR will count as one share and every share of common stock issued pursuant to an award granted after January 9, 2015 other than an option or SAR will count as 1.5 shares of common stock. The number of shares that may be issued as incentive stock options (“ISOs”) shall not exceed 19,100,000. Stock issued or to be issued under the Amended Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any stock subject thereto, then the number of shares of stock counted against the aggregate number of shares available under the Amended Plan with respect to such award shall, to the extent of any such forfeiture or termination, again be available for making awards under the Amended Plan; provided, however, that any shares of common stock that again become available for grant after January 9, 2015 will be added back on a one-for-one basis if such shares of common stock were subject to awards of options or SARs or added back as 1.5 shares of common stock for all shares granted as awards other than options or SARs. Notwithstanding the foregoing, the following shares shall not be available for future grant: (a) shares tendered or withheld in payment of the exercise price of an option, and (b) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations in connection with an award. In addition, all shares covered by a SAR (including shares subject to a stock-settled SAR that were issued upon the net settlement or net exercise of such SAR) shall be counted against the number of shares of common stock available for issuance under the Amended Plan. The Board shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations and certain other transactions. The maximum number of shares of common stock subject to options or SARs granted under the Amended Plan to any one individual in any one calendar year may not exceed 1,000,000; the maximum number of shares of common stock subject to awards granted under the Amended Plan other than options and SARs to any one individual in any one calendar year may not exceed 700,000; the maximum amount that may be earned pursuant to a cash award under the Amended Plan by any one individual in any one calendar year may not exceed $3,000,000; the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one individual may not exceed $5,000,000; and the aggregate dollar value of equity-based and cash compensation granted under the Amended Plan or otherwise during any one calendar year to any one non-employee director may not exceed $420,000.
Several types of stock grants can be made under the Amended Plan. A summary of these grants is set forth below.

Stock Options.   Stock options granted under the Amended Plan can be either ISOs or nonqualified stock options. An option may constitute an ISO only (i) if the grantee of such option is an employee of the Company or any subsidiary of the Company; (ii) to the extent specifically provided in the related award agreement; and (iii) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all ISOs held by such grantee become exercisable for the first time during any calendar year (under the Amended Plan and all other plans of the grantee’s employer and its affiliates) does not exceed $100,000. This limitation is applied by taking options into account in the order in which they were granted.
The exercise price of stock options is at least the fair market value on the date of grant; provided, however, that in the event a grantee is a 10 percent stockholder, the option price of an option that is intended to be an ISO may not be less than 110 percent of the fair market value on the date of grant. Options become exercisable at such times and under such conditions as are determined by the Board; provided, however, that the vesting of any option that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the vesting of any option that is based solely upon continued employment and/or the passage of time may not vest in full over a period of less than one (1) year from the grant date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such award in the event of the participant’s death or disability or in connection with a corporate transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of an option that is issued in payment or settlement of compensation that has been earned by the participant or that qualifies as a substitute award under the Amended Plan. Notwithstanding the foregoing, the administrator may grant awards covering an aggregate of five percent (5%) or fewer of the total number of shares authorized under the Amended Plan without regard to such minimum vesting requirements. In no case will an individual holding an option receive dividend payments or dividend equivalents.
Each option terminates ten years from the date of grant, or as set forth in the Amended Plan or fixed by the Board; provided, however, that in the event that the grantee is a 10 percent stockholder, an option that is intended to be an ISO generally cannot be exercisable after five years from the date of grant. An option that is exercisable may be exercised by the grantee’s delivery to the Company of a written notice of exercise. Such notice must be accompanied by payment in full of the option price of the shares for which the option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an award, or by “cashless exercise.” Each award agreement sets forth the extent to which the grantee has the right to exercise the option following termination of the grantee’s service.
SARs.   A SAR confers on the grantee, upon exercise thereof, the excess of (A) the fair market value of one share of stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The award agreement for a SAR specifies the grant price of the SAR, which must be at least the fair market value of a share of stock on the date of grant. SARs may be granted in conjunction with all or part of an option granted under the Amended Plan or at any subsequent time during the term of such option, in conjunction with all or part of any other award or without regard to any option or other award; provided that a SAR that is granted subsequent to the date of grant of a related option must have a grant price that is no less than the fair market value of one share of stock on the date of grant. The Board determines the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs cease to be or become exercisable following termination of service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which stock will be delivered or deemed to be delivered to grantees, whether or not a SAR is granted in tandem or in combination with any other award, and any other terms and conditions of any SAR; provided, however, that the term of each SAR shall be no more than ten years, and the vesting of any SAR that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the vesting of any SAR that is based solely upon continued employment and/or the passage of time may not vest in full over a period of less than one (1) year from the grant date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such award in the event of the participant’s death or disability or in connection with a corporate transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of a SAR that is issued in payment or settlement of compensation that has been earned by the participant or that qualifies as a substitute award under the Amended Plan. Notwithstanding the foregoing, the administrator may grant awards covering an aggregate of five percent (5%) or fewer of the total number of shares authorized under the Amended Plan without regard to such minimum vesting requirements. In no case will an individual holding a SAR receive dividend payments or dividend equivalents.
Restricted Stock and Restricted Stock Units.   Awards of restricted stock or restricted stock units may be made for no consideration. At the time a grant of restricted stock or restricted stock units is made, the Board may, in its sole discretion, establish a restricted period applicable to such restricted stock or restricted stock units. Each award of restricted stock or restricted stock units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of restricted stock or restricted stock units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the restricted stock or restricted stock units. The grant, issuance, retention, vesting and/or settlement of shares of common stock under any such award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the grant, issuance, retention, vesting and/or settlement of shares of common stock under any restricted stock or restricted stock unit award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full over a period of less than one (1) year from the grant date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such award in the event of the participant’s death or disability or in connection with a corporate transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of a restricted stock or stock unit award that is issued in payment or settlement of compensation that has been earned by the participant or that qualifies as a substitute award under the Amended Plan. Notwithstanding the foregoing, the administrator may grant awards covering an aggregate of five percent (5%) or fewer of the total number of shares authorized under the Amended Plan without regard to such minimum vesting requirements. Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board.
Unless the Board otherwise provides, except as provided below, holders of restricted stock have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock provided that any such dividends will be subject to the same vesting restrictions as the underlying shares subject to the award. Dividends accrued with respect to the shares subject to any restricted stock award, whether subject to time-based and/or performance-based vesting criteria, will become payable no earlier than the date the applicable vesting criteria have been satisfied and the underlying restricted stock has become vested and/or been earned, as applicable. The Board may provide that any dividends paid on restricted stock be reinvested in shares of stock. All distributions, if any, received by a grantee with respect to restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction are subject to the restrictions applicable to the original grant. Holders of restricted stock units have no rights as stockholders of the Company. The Board may provide that the holder of such restricted stock units be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding stock, a cash payment for each restricted stock unit held equal to the per share dividend paid on the stock provided that any such dividends will be subject to the same vesting restrictions as the underlying shares subject to the award. Dividends accrued with respect to the shares subject to any restricted stock unit award, whether subject to time-based and/or performance-based vesting criteria, will become payable no earlier than the date the applicable vesting criteria have been satisfied and the underlying restricted stock units have become vested and/or been earned, as applicable. The Board may also provide that such cash payment will be deemed reinvested in additional stock units at a price per unit equal to the fair market value of a share of stock on the date that such dividend is paid. Unless the Board otherwise provides, upon the termination of a grantee’s service, any restricted stock or restricted stock units held by such grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.
Dividend Equivalent Rights.   A dividend equivalent right is an award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of stock specified in the dividend equivalent right (or other award to which it relates) if such shares had been issued to and held by the recipient. The terms and conditions of dividend equivalent rights shall be specified in the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents. Any such reinvestment is made at fair market value on the date of reinvestment. Dividend equivalent rights may be settled in cash or stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A dividend equivalent right granted as a component of another award may provide that such dividend equivalent right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right will expire or be forfeited or annulled under the same conditions as such other award. A dividend equivalent right granted as a component of another award may also contain terms and conditions different from such other award. Notwithstanding anything in the Amended Plan to the contrary, in no event will dividend equivalent rights granted as a component of an award, whether subject to time-based and/or performance-based vesting criteria, be paid during the vesting period with respect to the unvested and/or unearned portion of any such awards. Specifically, dividends and dividend equivalents will not be paid on options or SARs. Dividend equivalent rights accrued on shares subject to any such awards will become payable no earlier than the date the vesting criteria have been satisfied and the underlying restricted stock or stock units have become vested and/or been earned, as applicable. Except as may otherwise be provided by the Board, a grantee’s rights in all dividend equivalent rights or interest equivalents shall automatically terminate upon the grantee’s termination of service for any reason.
Performance Goals.   The right of a grantee to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board or the Compensation Committee. If and to the extent that the Compensation Committee determines that an award to be granted to a grantee who is designated by the Compensation Committee as likely to be a covered employee within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for grants made prior to November 2, 2017 should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such award shall be contingent upon achievement of pre-established performance goals. For purposes thereof, the performance goals may consist of one or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Compensation Committee in establishing performance goals for such awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) contribution margin or earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity; (15) revenue; (16) gross merchandise value; (17) launch of a new marketplace on an e-commerce platform or the launch of an existing marketplace on a new e-commerce software platform by a specific date; and (18) growth of a new marketplace or e-commerce product as objectively measured by a gross merchandise volume target, contribution margin, number of sellers and/or buyers or a combination thereof. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. To the extent consistent with Section 162(m) of the Code with respect to grants made on or before November 2, 2017, the Compensation Committee may appropriately adjust any evaluation of performance under a business criteria (A) to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain, loss or expense that are unusual or infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or identified in the Company’s financial statements or notes to the financial statements, (B) to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs (v) accruals of any amounts for payment under the Amended Plan or any other compensation arrangement maintained by the Company, (vi) foreign exchange gains and losses, and (vii) acquisitions or divestitures, and (C) for such other events as the Compensation Committee deems appropriate, if such adjustment is timely approved in connection with the establishment of such business criteria. Such performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such awards, or in the case of grants made on or before November 2, 2017, at such other date as may be required or permitted for

“performance-based compensation” under Section 162(m) of the Code. The maximum amount that may be earned under a cash award in any calendar year by any one grantee is $3,000,000 and the maximum amount that may be earned as a cash award in respect of a performance period by any one grantee is $5,000,000. If the Compensation Committee reasonably determines at any time during the applicable performance period that the performance goals underlying any award are unachievable, the Compensation Committee may cancel such award and the number of shares of stock counted against the aggregate number of shares available under the Amended Plan with respect to such award shall, to the extent of any such cancellation, again become available for making awards under the Amended Plan.
Corporate Transactions.   Upon the occurrence of (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company, provision will be made in writing for the assumption or continuation of the options, SARs, stock units and restricted stock theretofore granted, or for the substitution for such options, SARs, stock units and restricted stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Amended Plan, options, SARs, stock units and restricted stock theretofore granted will continue in the manner and under the terms so provided; provided, however, that if the successor entity refuses to assume or substitute the awards: (a) all outstanding shares of restricted stock shall be deemed to have vested, and all stock units shall be deemed to have vested and the shares of stock subject thereto shall be delivered, immediately prior to the occurrence of such corporate transaction; and (b) either of the following two actions shall be taken: (1) fifteen days prior to the scheduled consummation of a corporate transaction, all options and SARs outstanding under the Amended Plan shall become immediately exercisable and shall remain exercisable for a period of fifteen days; or (2) the Board may elect, in its sole discretion, to cancel any outstanding awards of options, restricted stock, stock units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock or restricted stock units, equal to the formula or fixed price per share paid to holders of shares of stock and, in the case of options or SARs, equal to the product of the number of shares of stock subject to the option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of stock pursuant to such transaction exceeds (II) the option price or SAR exercise price applicable to such Award Shares. With respect to the Company’s establishment of an exercise window, (i) any exercise of an option or SAR during such fifteen-day period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (ii) upon consummation of any corporate transaction, the Amended Plan, and all outstanding but unexercised options and SARs shall terminate. In the event that awards are assumed or substituted by a successor entity and a participant experiences a termination without cause or for good reason within one year following the occurrence of the corporate transaction, all outstanding shares of restricted stock will be deemed to have vested, and all stock units will be deemed to have vested and the shares of common stock subject thereto will be delivered upon such termination and all options and SARs outstanding will become immediately exercisable and remain exercisable for a period of one year following such termination, or until the expiration date of such option or SAR, if earlier.
Compensation Clawback Policy.   Subject to the terms and conditions of the Amended Plan, the administrator may provide that any participant and/or any award, including any shares of common stock subject to an award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.
Effectiveness and Term; Amendment and Termination
The Amended Plan will become effective upon approval of the Amendment by the Company’s stockholders at the Annual Meeting and will remain available for the grant of awards until January 14, 2030. The Board may, at any time and from time to time, amend, suspend, or terminate the Amended Plan as to any shares of stock as to which awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange or market listing requirements. No amendment, suspension, or termination of the Amended Plan may, without the consent of the grantee, impair rights or obligations under any award theretofore awarded under the Amended Plan.
U.S. Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of stock options and stock appreciation rights under the Amended Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Amended Plan. The laws governing the tax aspects of these awards are highly technical, and such laws are subject to change. Different tax rules may apply to specific participants and transactions under the Amended Plan, particularly in jurisdictions outside the United States.
Non-Qualified Stock Options and Stock Appreciation Rights.   The recipient will not have any income at the time a nonqualified stock option or a SAR is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified option is exercised, the optionee generally will recognize ordinary income (whether the option price is paid in cash or by delivery or surrender of shares of common stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option exercise price. When an SAR is exercised, the holder will recognize ordinary income equal to the sum of (a) the gross cash proceeds payable and (b) the fair market value on the exercise date of any shares received. The Company will be entitled to a corresponding deduction with respect to a nonqualified stock option or SAR equal to the ordinary income recognized by the optionee or holder of the SAR, provided that the deduction is not disallowed by Section 162(m) for grants made on or before November 2, 2017 or otherwise limited by the Code.
ISOs.   A recipient will not have any income at the time an ISO is granted or have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option exercise price will be a preference item that could create an alternative minimum tax liability for the optionee. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay such tax. If the optionee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the optionee (i.e., the excess of the proceeds received over the option exercise price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. Conversely, if the optionee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option exercise price and (ii) the excess of the amount received for the shares over the option exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held. The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the optionee, provided that the deduction is not disallowed by Section 162(m) for grants made on or before November 2, 2017 or otherwise limited by the Code. We intend that awards granted under the Amended Plan comply with, or are otherwise exempt from, Section 409A of the Code.
Deductibility of Executive Compensation.   The Company generally will be entitled to a tax deduction in connection with an award under the Amended Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-statutory stock option). Prior to the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017 (the “2017 Tax Act”), Section 162(m) limited a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to certain current and former executive officers, including its CEO and the next three highest-paid executive officers. Further, prior to the 2017 Tax Act, compensation that satisfied conditions set forth under Section 162(m) to qualify as “performance-based compensation” was not subject to the $1 million deduction limitation, and the limitation did not apply to compensation paid to the Chief Financial Officer nor to former executive officers. The 2017 Tax Act eliminated the Section 162(m) performance-based compensation deduction exception beginning January 1, 2018, but the 2017 Tax Act provides a transition rule with respect to compensation which is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. The Compensation Committee intends to administer any awards granted on or prior to November 2, 2017 which qualify as “performance-based compensation” under Section 162(m), as amended by the 2017 Tax Act, in accordance with the transition rules applicable to binding contracts in effect on November 2, 2017. With the elimination of the Section 162(m) exemption for performance-based compensation, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers (and any other person who was or will be a Section 162(m) covered employee on or after January 1, 2017), other than previously granted awards that comply with the transition rules.
New Plan Benefits
The benefits that will be awarded or paid in the future under the Amended Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in fiscal 2021 under the LTIP to the Company’s named executive officers can be found in the table under the heading “Grants of Plan-Based Awards for Fiscal 2021” on page 69 of this proxy statement.
Existing Plan Benefits
The following table sets forth information with respect to the number of shares underlying grants of all types of awards under the LTIP that have been granted through December 31, 2021 that count against the plan’s maximum share authorization. These share numbers do not take into account the effect of options that have been canceled or expired unexercised.
Name and Position	Total Number of Shares Underlying Awards Grants
William P. Angrick, III	1,540,075
Chairman and Chief Executive Officer
Jorge A. Celaya	236,177
Chief Financial Officer
John P. Daunt	310,694
Chief Commercial Officer
Steven J. Weiskircher	264,162
Chief Technology Officer
Mark A. Shaffer	179,458
Chief Legal Officer and Corporate Secretary
All current executive officers as a group	2,530,566
All non-employee directors as a group	352,645
All employees as a group (excluding executive officers)	1,255,249
RECOMMENDATION OF THE BOARD
Your Board of Directors unanimously recommends a vote FOR the Amendment to the LTIP.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section describes our compensation strategy, programs and practices for these executive officers during fiscal 2021:
Executive Officer	Principal Position
William P. Angrick, III	Chairman and Chief Executive Officer
Jorge A. Celaya	Chief Financial Officer
John P. Daunt	Chief Commercial Officer
Steven J. Weiskircher	Chief Technology Officer
Mark A. Shaffer	Chief Legal Officer and Corporate Secretary
In this proxy statement, we refer to these individuals as our named executive officers or NEOs.
Executive Summary
The Compensation Committee believes in a “pay-for-performance” approach that aligns executive compensation with shareholder interests. This means that a significant portion of an executive’s compensation should be at risk and may vary from “targeted” compensation based upon the level of achievement of specified performance objectives. Our pay for performance executive compensation philosophy and the elements of our executive compensation program for fiscal 2021 are summarized below:
•
The main objectives of our executive compensation program are to drive continuous stockholder return by motivating executives to achieve short-term and long-term financial and strategic objectives, to reward executives for continuous growth in earnings and stockholder value, and to align executives’ interests with those of our stockholders.

•
Our executive compensation program emphasizes performance-based compensation, including annual incentive compensation and stock-based awards, such as options and RSUs. For fiscal 2021, 50% of the stock-based awards granted to our NEOs had performance-based vesting criteria.

•
The Compensation Committee evaluates and sets the compensation levels of our NEOs. In setting compensation levels for NEOs, the Compensation Committee solicits the input and recommendations of our Chairman and CEO and engages an independent compensation consultant to conduct market reviews of our competitive market for executive talent.

•
83% of our Chairman and CEO’s targeted total direct compensation for fiscal 2021 was delivered through variable incentives for which payout is tied to achievement of pre-determined performance objectives.

•
On average, approximately 70% of the targeted total direct compensation for fiscal 2021 of the other NEOs was delivered through variable incentives with payout tied to achievement of pre-determined performance objectives.

•
We emphasize equity-based long-term incentives to ensure executives are focused on longer-term operating objectives and stock price performance in addition to shorter-term goals. The targeted value for long-term incentive awards for the NEOs other than Mr. Angrick is approximately 52% of the targeted value of their annual incentive awards and for Mr. Angrick is approximately 57% of the targeted value of such award.

•
To support the retention and incentive purposes of our executive compensation program, each of our NEOs received time-based and performance-based options and RSUs in fiscal 2021.

Our fiscal 2021 business and financial performance, combined with several important operational developments, significantly impacted the design of our 2021 executive compensation program and the timing of decisions related to such program. In fiscal 2021, we achieved some notable financial and operational milestones, including:

•
Fiscal 2021 comparative year-over-year consolidated financial results reflect increased volumes across all our segments, as businesses and government agencies continued to embrace our e-commerce marketplace solutions, coupled with fewer economic restrictions related to the COVID-19 pandemic.

•
We reported fiscal 2021 gross merchandise volume (“GMV”) of $886.7 million, a 43% increase over fiscal 2020, which included periods significantly affected by economic restricted related to the COVID-19 pandemic.

•
Revenue for fiscal 2021 was $257.5 million, a 25% increase from $205.9 million in fiscal 2020. Gross profit for fiscal 2021 was $149.9 million, a 36% increase from $109.9 million in fiscal 2020. Our gross profit margin as a percentage of revenue increased from 53% in fiscal 2020 to 58% in fiscal 2021.

•
GAAP Net Income for fiscal 2021 was $50.9 million, which resulted in GAAP EPS of $1.45 based on a weighted average of 35.0 million diluted shares outstanding, compared to a loss of $(3.8) million and $(0.11), respectively, in fiscal 2020. The fiscal 2021 GAAP Net Income includes a net $24.6 million benefit, or a $0.70 benefit to GAAP EPS, from the impacts of the release of our valuation allowance on US deferred tax assets in the fourth quarter of fiscal 2021.

•
Non-GAAP Adjusted EBITDA, which excludes stock compensation expense, impairment and business realignment expenses, acquisition costs, fair value adjustments to acquisition earn-outs, and deferred revenue purchase accounting adjustments, and is used as a performance metric under our annual incentive compensation program, was $42.9 million, a $33.9 million increase from $9.0 million in fiscal 2020.

•
We are making several strategic investments to expand and scale the solutions we offer to large enterprises, small businesses, and government agencies across the world. For example, on November 1, 2021, we announced our acquisition of Bid4Assets, Inc., which broadens our online real estate solutions available to state and local government agencies. Additionally, we have added a new, direct to consumer online sales channel for retail surplus called AllSurplus Deals and opened a new distribution center in northeastern Pennsylvania, which increases our capacity to efficiently serve retail buyers and sellers in the northeastern United States.

•
We completed $31.1 million of share repurchases in fiscal 2021, including $15.0 million in the fourth quarter of fiscal 2021. On December 6, 2021, the Board authorized a new share repurchase program of up to $20.0 million of the Company’s common stock.

•
At the end of fiscal 2021, registered buyers totaled approximately 4,031,000 representing a 7% increase over the approximately 3,772,000 registered buyers at the end of fiscal 2020.

•
In fiscal 2021, auction participants increased to approximately 2,279,000, a 20% increase from the approximately 1,899,000 auction participants in fiscal 2020.

•
In fiscal 2021, completed transactions increased to approximately 703,000, a 27% increase from the approximately 553,000 completed transactions in fiscal 2020.

The following chart provides additional information on our fiscal 2021 financial milestones.

For a reconciliation of adjusted EBITDA, see pages 36-37 of the Company’s Annual Report on Form 10-K for fiscal year ended September 30, 2021 filed with the SEC on December 9, 2021.
For fiscal 2021, we achieved consolidated, commercial adjusted EBITDA and gross profit levels that exceeded the maximum performance levels under our incentive programs, resulting in payouts to our NEOs as described in additional detail below.

*
The average NEO target and realized amounts reflected in the above charts were calculated based on the compensation of Messrs. Celaya, Daunt, Weiskircher and Shaffer.

**
Realized long-term equity incentive pay includes only those options exercised in the applicable period.

Best Practices
Our approach to executive compensation incorporates these best practices:
✓
The Compensation Committee receives objective advice from an independent compensation consultant, Radford, an Aon company (the “Compensation Consultant”).

✓
Our Board has adopted a claw-back policy applicable to all cash incentive payments and performance-based equity awards granted to our executive officers.

✓
No employee is entitled to any “single trigger” equity acceleration with a change in control.

✓
All named executive officers must own Company common stock equal to 150% of their annual base salaries (600% for the Chairman and CEO).

✓
We do not provide excise tax gross-ups.

“Say-on-Pay” Advisory Vote on Executive Compensation
We asked stockholders to vote on a “say on pay” advisory vote on our executive compensation at the 2021 Annual Meeting of Stockholders. Stockholders expressed substantial support for the compensation of our NEOs with approximately 99% of the votes cast in favor of the “say on pay” advisory vote. The Compensation Committee carefully evaluated the results of the 2021 advisory vote at its March 3, 2021 meeting. The Compensation Committee also considers many other factors in evaluating our executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of total stockholder return, the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer group and survey data, each of which is evaluated in the context of the Compensation Committee’s fiduciary duty to act as the directors determine to be in stockholders’ best interests. While each factor bore on the Compensation Committee’s decisions regarding executive compensation, the Compensation Committee did not change our executive compensation program and policies as a direct result of the 2021 “say on pay” advisory vote.
General Compensation Philosophy
The Company’s executive compensation program is designed to:
•
align executives’ interests with those of our stockholders;

•
support the attainment of our short-term and long-term financial, operational, and strategic objectives;

•
reward executives for continuous growth in earnings and stockholder value;

•
attract, retain and motivate key executives; and

•
encourage a long-term commitment to the Company.

Compensation Dashboard*

*
Percentages calculated based upon the average target total compensation of our NEOs for fiscal 2021.

Factors Considered When Determining Compensation.   The Compensation Committee seeks to set executive compensation at competitive levels that it considers appropriate for a company of our size and stage of growth. Annually, the Compensation Committee determines and approves the total compensation level of each of our NEOs based on its evaluation of external market conditions and Company performance. The Compensation Committee also considers each executive’s level of experience, unique skills and abilities critical to the Company, and the executive’s tenure, position, responsibilities and performance with the Company. The Compensation Committee considers recommendations from the Chairman and CEO regarding levels for base salary, annual incentive awards and long-term incentive awards for NEOs. The Chairman and CEO annually provides to the Compensation Committee historical and prospective breakdowns of the total direct compensation components for each NEO.
Pay Mix.   Because our NEOs are in a position to directly influence our performance, a significant portion of their compensation is delivered in the form of an annual cash incentive award and a long-term incentive award. We rely on a mix of compensation components intended to reward short-term results (in the form of annual cash incentive awards) and motivate long-term performance (in the form of stock options and RSU grants that vest over several years). We do not have a specific allocation target between cash and equity compensation or between annual and long-term incentive compensation. Instead, we retain flexibility when determining the compensation mix to react to our evolving business environment and our specific hiring and retention requirements. In fiscal 2021, approximately 44% or more of the target total direct compensation for each of our NEOs, including approximately 54% of the target total direct compensation for the Chairman and CEO, was performance-based or tied directly to the performance of our stock (in the form of target annual cash incentive awards and performance-based stock options and RSU awards), consistent with our compensation philosophy to link executive compensation with stockholder returns and achievement of strategic business objectives.

*
Percentages reflect the average compensation of Messrs. Celaya, Daunt, Weiskircher and Shaffer for fiscal 2021.

Role of Compensation Consultant.   The Compensation Committee has engaged on an annual basis a leading industry compensation consultant to assess the market competitiveness of our executive compensation program, so our program attracts and retains executive talent essential to achieve our business plans. For fiscal 2021, the Compensation Committee engaged the Compensation Consultant to assess the market competitiveness of our executive compensation program and to evaluate and set executive compensation levels. Prior to such engagement, the Compensation Committee determined that there was no conflict of interest between the Compensation Committee and the Compensation Consultant. In making this determination, the Compensation Committee considered these six factors regarding the Compensation Consultant:
(i)
the provision of other services to us by the Compensation Consultant;

(ii)
the fees paid by us to the Compensation Consultant, as a percentage of the total revenue of the Compensation Consultant;

(iii)
the policies and procedures of the Compensation Consultant designed to prevent conflicts of interest;

(iv)
any business or personal relationship between the Compensation Consultant and any member of the Compensation Committee;

(v)
any of our stock owned by the Compensation Consultant; and

(vi)
any business or personal relationship between the Compensation Consultant and any of our executive officers.

The scope of the Compensation Consultant’s work included a review of the Company’s executive compensation practices, assistance with development of an appropriate peer group, and presentation to the Compensation Committee of a report regarding executive compensation trends for similarly sized companies and the market competitiveness of our executive compensation program. The Compensation Consultant was engaged directly by the Compensation Committee and provided no services to the Company other than the executive and director compensation consulting services described above.
To assist the Compensation Committee in its market review for fiscal 2021, the Compensation Consultant prepared an analysis of the market competitiveness of the aggregate value of total direct compensation (base salary, annual cash bonus and long-term equity incentives) and the market competitiveness of each element of compensation for each NEO. The market review was based upon two different sources of compensation data — the Radford Global Technology Survey and publicly available market data from a selected peer group of companies. The Radford Global Technology Survey is a national survey that contains compensation data for high-technology sector companies. The survey data was used as a market reference to assess how the Company’s compensation practices for top executives compare to market practices and to confirm that the overall compensation mix is reasonably aligned with the marketplace.
The peer companies utilized in the review were updated for fiscal 2021 by the Compensation Consultant with input from the Compensation Committee and were approved by the Compensation Committee. The updated peer group was developed using several criteria (e.g., market capitalization, revenue and headcount) and consists of internet and direct marketing retail companies with an emphasis on platform and e-commerce companies. As part of the update for fiscal 2021, seven companies were removed from the fiscal 2020 peer group. Four companies were removed based on business model, two companies were removed due to acquisition and one company was removed based on industry. Ten new companies were added to the peer group. The peer group companies for the fiscal 2021 review were:
• Agilysys	• Porch Group
• American Software	• PubMatic
• Benefitfocus	• QAD
• BigCommerce	• Quotient Technology
• CarParts.com	• Ritchie Bros.
• Cars.com	• SPS Commerce
• Channel Advisor	• Stamps.com
• DHI Group	• Switch
• LivePerson	• The RealReal
• PetMed Express	• TrueCar
At the time of the fiscal 2021 review, we were at the 33rd percentile of the peer group for revenue, the 21st percentile for headcount and the 38th percentile for market capitalization.
The Compensation Committee considers market data in setting compensation levels but does not target or position NEO pay levels at a specific percentile level relative to the peer group. Instead, the Compensation Committee reviews total direct compensation and the mix of the compensation components relative to the peer group as one factor in determining if compensation is adequate to attract and retain qualified executives. The compensation decisions specific to each component of total direct compensation for the NEOs are discussed below.
Base Salary
Summary.   Base salaries for NEOs are designed to be competitive when compared with prevailing market rates. Base salaries are reviewed annually and at the time of promotion or other changes in responsibilities. In determining whether to award base salary increases, the Compensation Committee considers the Company’s overall business outlook, the Company’s budget, the executive’s individual performance, historical compensation, market compensation levels for comparable positions, internal pay equity and other factors, including any retention concerns. Under the employment agreements in place with our NEOs, the Compensation Committee may not reduce the salary of a NEO downward unless the NEO consents to a reduction.

Fiscal 2021.   For fiscal 2021, the Compensation Committee approved base salaries in the following amounts for our NEOs:
Named Executive Officer	2021 Salary	2020 Salary	Percentage Increase
William P. Angrick, III	$420,000	$420,000	0%
Jorge A. Celaya	$380,974	$373,504	2%
John P. Daunt	$349,959	$318,000	10%
Steven J. Weiskircher	$336,192	$329,600	2%
Mark A. Shaffer	$328,659	$322,215	2%
Mr. Angrick’s base salary was not increased for fiscal 2021. This base salary level is below the competitive median range of our peers to emphasize long-term equity incentives during a period in which the Company is focused on long-term reinvestment of its earnings. The base salary levels for Messrs. Celaya, Weiskircher and Shaffer increased by 2% for fiscal 2021 to provide base salary levels competitive with our peers. Mr. Daunt’s base salary was increased by 10% for fiscal 2021 due to market conditions and his performance during fiscal 2020.
Fiscal 2022.   For fiscal 2022, the Compensation Committee approved base salaries in the following amounts for our NEOs:
Named Executive Officer	2022 Salary	Percentage Increase
William P. Angrick, III	$420,000	0%
Jorge A. Celaya	$392,403	3%
John P. Daunt	$362,208	3.5%
Steven J. Weiskircher	$348,295	3.6%
Mark A. Shaffer	$344,435	4.8%
The Compensation Committee chose to continue to emphasize long-term equity incentives for Mr. Angrick and as a result, his base salary will not change for fiscal 2022. The base salary levels for Messrs. Celaya, Daunt, Weiskircher and Shaffer increased by the percentages indicated above to remain competitive with the marketplace and to reward individual performance in fiscal 2021.
Annual Incentive Compensation
Summary.   Each of our NEOs are eligible to participate in the Liquidity Services, Inc. Annual Incentive Plan (the “AIP”). The AIP, which is administered by the Compensation Committee, provides our NEOs the opportunity to earn annual incentive compensation in the form of “at risk” performance-based cash bonuses. These cash bonuses are designed to motivate our NEOs to achieve certain corporate financial performance objectives (the “Performance Objectives”) consistent with the Company’s strategic plan. The more successful the Company’s performance (as measured against the Performance Objectives), the higher the potential payout under the AIP. The AIP was effective as of October 1, 2020. As such, fiscal 2021 is the first year in which our NEOs have participated in the AIP. However, prior to the adoption of the AIP, our NEOs were eligible to earn cash bonuses on similar terms. Payouts of such bonuses varied significantly from year to year based on the Company’s financial performance. For example, over the last five years, the payout to our Chairman and CEO has ranged from 36% to 225% of his base salary.
At the beginning of each fiscal year, the Compensation Committee sets the Performance Objectives as well as the range of possible payouts for each of our NEOs. As part of this process, the Compensation Committee selects the financial metrics against which the Company’s performance will be measured. These metrics typically include those that management uses to gauge the Company’s performance (e.g., adjusted EBITDA). The Compensation Committee also establishes a threshold, target and maximum achievement level for each metric. If the Company’s performance falls below the threshold level for a metric, there is no payout on that metric. If the threshold level is met, our NEOs are eligible for a payout on that metric. The amount of such payout is dependent upon where the Company’s actual performance falls when measured against the achievement levels for the metric. If the Company’s actual performance exceeds the threshold level on one metric but fails to do so on another, the payout to our NEOs would be limited accordingly as further described below.
The Compensation Committee endeavors to set appropriate threshold, target and maximum achievement levels. These levels are evaluated annually with input from the Compensation Consultant and are consistent with the Company’s business plan and strategic objectives. The Compensation Committee cannot specify the degree of difficulty required to meet target achievement levels but believes that achievement would require substantial and sustained performance by the Company.
As mentioned above, the range of possible payouts a NEO is eligible to receive is set by the Compensation Committee at the beginning of each fiscal year. The Compensation Committee sets a target bonus for each NEO, which the NEO will be eligible to receive if the Company’s performance equals the target achievement levels on each metric. The target bonus is set as a percentage of base salary based upon (1) the relative scope and responsibility of the NEO’s position and his respective impact on overall Company performance; and (2) comparative compensation data. If the Company’s performance exceeds the threshold achievement level but does not reach the target achievement level for a metric, the NEO will be eligible for a payout below target for that metric. If the Company’s performance exceeds the target achievement level for a metric, the NEO will be eligible for a payout above target for that metric subject to any applicable cap established by the Compensation Committee. Additional information on the range of possible payouts to our NEOs for fiscal 2021 is provided below. Notwithstanding the foregoing, our NEOs are not entitled to any payout under the AIP. The Compensation Committee retains the discretion to increase or decrease payouts based on the Company’s (or the NEO’s) performance during the fiscal year.
Fiscal 2021 Performance Objectives and Achievement Levels.   At its December 2020 meeting, the Compensation Committee established the Performance Objectives for fiscal 2021. The metrics chosen were consolidated gross profit and consolidated adjusted EBITDA with the consolidated adjusted EBITDA metric weighted more heavily (60%) than the consolidated gross profit metric (40%). The Compensation Committee selected these metrics because they are key metrics used by management to measure the Company’s performance.
The Compensation Committee set the following achievement levels:
Consolidated Gross Profit
Threshold Achievement Level	Target Achievement Level	Maximum Achievement Level
$115.0M	$130.0M	$150.0M
Consolidated Adjusted EBITDA
Threshold Achievement Level	Target Achievement Level	Maximum Achievement Level
$12.5M	$31.5M	$42.5M
The achievement levels for each of these metrics for fiscal 2021 represent a significant increase over those set for the same metrics for fiscal 2019 and fiscal 2020. In fiscal 2019, the target achievement level was $99.4 million for the gross profit metric and $(6.7) million for the adjusted EBITDA metric. For fiscal 2020, the target achievement level was $120.3 million for the gross profit metric and $2.0 million for the adjusted EBITDA metric. The Compensation Committee strives to set target at a level which requires considerable improvement to the Company’s financial performance year-over-year, further emphasizing our pay-for-performance approach to executive compensation.
As noted below under the heading “Fiscal 2021 Results and Payouts,” the Company’s financial performance in fiscal 2021 exceeded the maximum achievement levels described above and resulted in payouts that were capped at 150% of the target payout for both the gross profit metric and the adjusted EBITDA metric.

Fiscal 2021 Target and Maximum Awards.   As described above, the amount ultimately paid out to each NEO depends on the Company’s actual performance as measured against the Performance Objectives. The below table shows the target and maximum awards for fiscal 2021:
Named Executive Officer	Fiscal 2021 Target Award as Percentage of Base Salary	Fiscal 2021 Annual Incentive Target	Fiscal 2021 Maximum Award as Percentage of Base Salary	Fiscal 2021 Annual Incentive Maximum
William P. Angrick, III	150%	$630,000	225%	$945,000
Jorge A. Celaya	80%	$304,779	120%	$457,169
John P. Daunt	70%	$244,971	105%	$367,457
Steven J. Weiskircher	50%	$168,096	75%	$252,144
Mark A. Shaffer	50%	$164,330	75%	$246,494
The target award as a percentage of base salary for Messrs. Angrick, Celaya, Weiskircher and Shaffer for fiscal 2021 remained the same as fiscal 2020. Mr. Daunt’s award target was increased from 65% to 70% of his base salary to better reflect his impact on overall Company performance and to align his compensation with market data.
Fiscal 2021 Results and Payouts.   At the end of fiscal 2021, our Chairman and CEO assessed the Company’s performance against the Performance Objectives and made a recommendation to the Compensation Committee regarding payouts to our NEOs. The Compensation Committee considered the recommendations, independently assessed the Company’s performance against the Performance Objectives and approved the payouts described below.
For fiscal 2021, the Company’s actual performance exceeded the maximum achievement level on both the consolidated adjusted EBITDA metric and the gross profit metric. As a result, the Compensation Committee approved payouts to our NEOs of 150% of target on each metric.
Fiscal 2021 results and related payments appear in the table below.
Name and Principal Position	Consolidated Gross Profit	Consolidated Adjusted EBITDA	2021 Incentive Target	2021 Actual Payout	2021 Actual Payout as a % of Target
William P. Angrick, III Chairman and Chief Executive Officer	150%	150%	$630,000	$945,000	150%
Jorge A. Celaya Chief Financial Officer	150%	150%	$304,779	$457,169	150%
John P. Daunt Chief Commercial Officer	150%	150%	$244,971	$367,457	150%
Steven J. Weiskircher Chief Technology Officer	150%	150%	$168,096	$252,144	150%
Mark A. Shaffer Chief Legal Officer and Corporate Secretary	150%	150%	$164,330	$246,494	150%
Fiscal 2022 Annual Incentive Compensation.   The Performance Objectives for our NEOs for fiscal 2022 are based on the same Performance Objectives chosen by the Compensation Committee for fiscal 2021 — consolidated gross profit and consolidated adjusted EBITDA. These metrics were chosen because they continue to be key metrics used by management to measure the Company’s performance. The weighting of the metrics for fiscal 2022 also remained the same as in fiscal 2021 — 40% for the consolidated gross profit metric and 60% for the consolidated adjusted EBITDA metric. Additionally, as in fiscal 2021, the Compensation Committee chose to cap payouts at 150% of target for fiscal 2022.

At its December 2021 meeting, in addition to setting the Performance Objectives for fiscal 2022, the Compensation Committee reviewed the target and maximum awards for our NEOs and set the following for fiscal 2022:
Named Executive Officer	Fiscal 2022 Target Award as Percentage of Base Salary	Fiscal 2022 Annual Incentive Target	Fiscal 2022 Maximum Award as Percentage of Base Salary	Fiscal 2022 Annual Incentive Maximum
William P. Angrick, III	150%	$630,000	225%	$945,000
Jorge A. Celaya	80%	$313,922	120%	$470,884
John P. Daunt	70%	$253,546	105%	$380,318
Steven J. Weiskircher	50%	$174,148	75%	$261,221
Mark A. Shaffer	50%	$172,218	75%	$258,326
The target award percentages for fiscal 2022 remained the same as in fiscal 2021 for each of our NEOs.
Long-Term Incentive Compensation
Summary.   We grant long-term equity compensation to our NEOs to attract, retain and reward our executives and strengthen the mutuality of interests between our NEOs and the Company’s stockholders. The Compensation Committee annually determines whether to grant options or other equity-based incentives to executives. In making its determinations, the Compensation Committee considers factors such as market data, the executive’s performance and the Company’s performance in the last year and the results achieved by the executive, the executive’s base salary and the Compensation Committee’s view regarding the future potential of long-term contributions of the executive. Recommendations of the Chairman and CEO are also considered.
The Compensation Committee historically had granted our NEOs long-term incentive awards in the form of options. As of September 30, 2021, 94,956 outstanding and exercisable options were older than six years from their grant date. One reason the Company has traditionally granted options is because they contribute to our pay-for-performance philosophy because grantees only receive value from the options if there is an increase in the value of the Company’s shares following the date of grant. If our stock price declines, the options may expire before ever being exercised. Based on a stock price of $21.61, the closing price of our common stock on the last trading day of fiscal 2021, approximately 4.2% of issued equity is “underwater” (i.e., the exercise price for such options exceeds $21.61). The underwater options represent approximately 0.5% of the Company’s total issued and outstanding common stock as of September 30, 2021. Any options that expire unexercised are returned to the share pool under the LTIP.
The following chart depicts the portion of the Company’s equity overhang that is underwater and may be potentially returned to the share pool. The peer group used for comparison purposes in the below chart is the same peer group developed in consultation with the Compensation Consultant as part of its review of the Company’s executive compensation practices (i.e., Agilysys, American Software, Benefitfocus, BigCommerce, CarParts.com, Cars.com, Channel Advisor, DHI Group, LivePerson, PetMed Express, Porch Group, PubMatic, QAD, Quotient Technology, Ritchie Bros., SPS Commerce, Stamps.com, Switch, The RealReal and TrueCar).

Equity Overhang(1)(2)
The Company’s FYE21 total equity overhang includes ~1.99M shares available for grant as of 9/30/2021

(1)
Total options and unvested restricted stock outstanding divided by total common shares issued and outstanding

(2)
Total options and unvested restricted stock outstanding plus shares available for future grant divided by total common shares issued and outstanding

As in fiscal 2020, our long-term incentive compensation program for fiscal 2021 provided grants of options and RSUs under the LTIP.
The Compensation Committee has historically granted long-term incentive compensation for each fiscal year after financial results are available for the prior fiscal year at a regularly scheduled meeting. As the Compensation Committee’s meeting schedule is established before the start of each fiscal year, the proximity of any grants to earnings announcements or other market events is coincidental. For annual awards, the Compensation Committee’s policy is to grant option and RSU awards on the date it approves them. The option exercise price is determined under the terms of the LTIP (typically, the closing price on the date of grant) and cannot be less than the fair market value of our common stock as of that date. Besides annual option awards, our NEOs may receive options with the commencement of employment or upon promotion. In these cases, the exercise price is typically the closing price of our common stock on the date the Compensation Committee approves the award.
Fiscal 2021 Long-Term Equity Compensation.   For fiscal 2021, the Compensation Committee chose to grant a mix of option and RSU awards to each of our NEOs. Each NEO received 70% of his equity compensation in the form of options and 30% in the form of RSUs. Half of the granted options and RSUs have time-based vesting criteria while the other half have performance-based vesting criteria. The time-based options and RSUs vest over a four-year period with 25% vesting on each of January 1, 2022. January 1, 2023, January 1, 2024 and January 1, 2025. The performance-based options and RSUs vest based on the Company’s achievement of certain stock price appreciation milestones over a four-year period. Beginning on January 1, 2022 and on each April 1, July 1, October 1 and January 1 through January 1, 2025 (each, a “Measurement Date”), the Company’s stock price will be measured based on the average closing stock price over the 20 trading days preceding each Measurement Date. If the measured average closing stock price exceeds a stock price appreciation milestone, a set percentage of the award will vest. The following table explains the stock price appreciation milestones and vesting:

Stock Price Appreciation		Grant Date Share Price of $9.46(1)
Stock Price Appreciation Milestone	Percentage of Award Vesting on Achievement of Stock Price Appreciation Milestone	Cumulative Percentage of Award Vested
$10.00	15%	15%
$12.00	25%	40%
$14.00	25%	65%
$16.00	35%	100%

(1)
$9.46 was the closing price on December 1, 2020, the grant date for fiscal 2021 equity compensation.

The long-term equity compensation awards for fiscal 2021 were approved by the Compensation Committee at its December 1, 2020 meeting. In determining the award for each of our NEOs, the Compensation Committee considered the award granted to each NEO in fiscal 2020, each NEO’s job responsibilities, the awards granted to similarly situated executives at peer group companies, each NEO’s experience and individual performance and recommendations of the Chairman and CEO.
The target value of each NEO’s equity compensation for fiscal 2021 as a percentage of base salary is as shown in the table below.
Named Executive Officer	Target Value of Annual Award as a Percentage of Base Salary
William P. Angrick, III	336%
Jorge A. Celaya	160%
John P. Daunt	256%
Steven J. Weiskircher	159%
Mark A. Shaffer	143%
The following award types were granted to our NEOs in fiscal 2021:
Award Type	Vesting Schedule	Performance Goals
Time-Based Options	12/48th on 1/1/2022 and 1/48th monthly thereafter for 36 months	N/A
Time-Based RSUs	25% on 1/1/2022 and 25% on each of 1/1/2023, 1/1/2024 and 1/1/2025	N/A
Performance-Based Options	Vesting from 1/1/2022 through 1/1/2025	Based on the average stock price over the 20 trading days preceding each January 1st, April 1st, July 1st, and October 1st
Performance-Based RSUs	Vesting from 1/1/2022 through 1/1/2025	Based on the average stock price over the 20 trading days preceding each January 1st, April 1st, July 1st, and October 1st
The number of options and RSUs granted to our NEOs in fiscal 2021 is included in the “Grants of Plan Based Awards for Fiscal 2021” table.
Fiscal 2022 Long-Term Equity Compensation.   In December 2021, the Compensation Committee determined to grant our NEOs a mix of options and RSUs for fiscal 2022. For each NEO, 70% of his equity compensation for fiscal 2022 will be RSUs and 30% will be options. Half of the granted options and RSUs have time-based vesting criteria while the other half have performance-based vesting criteria. The time-based options and RSUs vest over a four-year period with 25% vesting on each of January 1, 2023, January 1, 2024,

January 1, 2025 and January 1, 2026. The performance-based options and RSUs vest based on the Company’s achievement of certain stock price appreciation milestones over a four-year period.
Other Compensation and Benefit Programs
Our NEOs are eligible to participate in benefit plans available to substantially all of our employees, including the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan (the “401(k) Plan”), medical insurance, dental insurance, life insurance and disability insurance programs. We do not provide our NEOs with any additional benefits or perquisites not available to all other employees.
Employment Agreements
We have entered into employment agreements with each of our NEOs that provide for, among other things, specified payments in the event of termination of employment under certain circumstances. The terms of these agreements are described under “Employment Agreements” below. The Compensation Committee believes it is important to provide our executives with some measure of financial security if their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Compensation Committee believes that these arrangements encourage an executive to comply with post-termination restrictive non-competition covenants and to cooperate with the Company both before and after the executive’s employment is terminated. The Compensation Committee believes these arrangements are reasonable and that it is beneficial to have agreements in place that specify the exact terms and benefits an executive receives if the Company elects to terminate such executive’s employment. Such agreements encourage executives to make sound decisions in the interest of our long-term performance, regardless of personal employment risk.
Stock Ownership and Anti-Hedging Requirements
In fiscal 2014, the Board adopted an Executive Stock Ownership Policy obligating NEOs to hold a number of shares of our common stock as shown in the below table.
Executive	Ownership Requirement as a Percentage of Base Salary
CEO	600%
Other NEOs	150%
Each NEO has five years after such NEO’s date of hire or designation as a NEO to satisfy this requirement. Each of our NEOs has satisfied or is on track to satisfy the stock ownership requirement within the applicable timeframe.
Pursuant to the Executive Stock Ownership Policy, a NEO may not purchase any financial instrument or enter into any transaction that hedges, pledges, or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds) except with the advance approval of the Board. On September 11, 2020, the Board approved in advance Mr. Angrick’s pledge of 1,400,000 shares of common stock. This approval was reviewed and extended on December 6, 2021 until such date as the Board revokes its approval. In reviewing and extending this approval, the Board took note of certain facts and circumstances that helped moderate risk to the Company from the pledge, including: (i) shares pledged by Mr. Angrick would be derived from shares purchased by Mr. Angrick for investment purposes as compared to shares received by Mr. Angrick as executive compensation; (ii) the pledge having a 50% loan-to-value ratio and only requiring funding for the difference between 50% of the original share value at the time of pledge and the then current price; (iii) the limited size of the pledge in reference to Mr. Angrick’s overall holdings; and (iv) Mr. Angrick’s lack of reliance on the pledged shares for compliance with the Executive Stock Ownership Policy. No other NEO has requested or been granted approval to enter into such a transaction.
A copy of the Executive Stock Ownership Policy is available on the Company’s website at https://investors.liquidityservices.com/corporate-governance.

Claw-Back Policy
If the Company’s financial statements are restated due to material non-compliance with any financial reporting requirement under applicable securities laws, the Company’s claw-back policy states that bonus and other incentive awards, as well as any performance-based equity awards, are subject to forfeiture and/or recoupment if such awards would have been lower had they been determined or calculated based on the restated results. A copy of the claw-back policy is available on the Company’s website at https://investors.liquidityservices.com/corporate-governance.
Deductibility of Executive Compensation
As one of the factors in the review of compensation matters, the Compensation Committee considers the anticipated tax impact on the Company. The deductibility of some types of compensation for named executive officers depends upon the timing of a named executive officer’s vesting or exercise of previously granted rights. Prior to the 2017 Tax Act, compensation that satisfied conditions set forth under Section 162(m) of the Code to qualify as “performance-based compensation” was not subject to a $1 million limit on deductibility, and the limit did not apply to compensation paid to a company’s Chief Financial Officer. The 2017 Tax Act eliminates the performance-based compensation exception and applies the limit to Chief Financial Officers and certain former executive officers. However, it provides a transition rule with respect to remuneration provided under a written contract which was in effect on November 2, 2017 and which was not materially modified after that date. As a result of these changes, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and other NEOs covered by the 2017 Tax Act, other than previously granted awards that comply with the transition rules. We continue to monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. Notwithstanding the repeal of the exemption for “performance-based compensation,” the Compensation Committee intends to maintain its commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance.
Summary Compensation Table
The following table summarizes the compensation of our NEOs, which includes our principal executive officer, our principal financial officer and our three other most highly compensated executive officers serving as of September 30, 2021.
Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William P. Angrick, III Chairman and Chief Executive Officer	2021	420,000		397,212	1,013,376	945,000	5,822	2,781,410
	2020	420,000		614,609	739,525	708,101	10,275	2,492,510
	2019	420,000		181,650	662,719	913,944	107,737	2,286,050
Jorge A. Celaya Chief Financial Officer	2021	380,974		166,762	442,602	457,169	4,982	1,452,489
	2020	373,504		254,495	292,761	335,846	7,258	1,263,864
	2019	366,180		61,950	192,928	424,975	13,610	1,059,643
John P. Daunt Chief Commercial Officer	2021	349,959		453,998	492,048	367,457	4,982	1,668,444
	2020	318,000		183,147	211,167	232,325	3,903	948,542
	2019	271,798		202,275	224,743	170,105	10,569	879,490
Steven J. Weiskircher Chief Technology Officer	2021	336,192		145,812	387,930	252,144	7,368	1,129,446
	2020	329,600		153,933	177,554	185,230	10,545	856,862
	2019	—		—	—	—	—	—
Mark A. Shaffer Chief Legal Officer and Corporate Secretary	2021	328,659		128,214	340,896	246,494	5,150	1,049,413
	2020	322,215		137,641	158,308	181,080	6,749	805,993
	2019	312,830		53,025	164,650	226,912	20,885	778,302

(1)
Each of the NEOs contributed a portion of his salary to the 401(k) Plan.

(2)
The amounts reported in these columns reflect the aggregate grant date fair value of options and RSUs granted to each of the NEOs in the years shown, computed in accordance with GAAP, disregarding estimates of forfeitures related to service-based vesting conditions. The amounts reported for performance-based awards were calculated assuming that all applicable performance goals would be achieved. For additional information about these calculations, see the “Grants of Plan-Based Awards for Fiscal 2021” table included in this proxy statement. For additional information about the assumptions used in these calculations, see Note 2 and Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021. At no time, did the Company exceed the aggregate limit on the number of shares available for grant under the LTIP, or any other limits under the LTIP.

(3)
The amounts in the Non-Equity Incentive Plan Compensation column represent the cash bonuses described under the section of this proxy statement entitled “Annual Incentive Compensation.” These cash bonuses were paid to our NEOs in fiscal 2022 for performance in fiscal 2021.

(4)
The payments listed for fiscal 2021 in the “All Other Compensation” column above reflect the following amounts and, unless noted below, are based upon the actual cost expended by the Company:

For Mr. Angrick, the amount shown includes: $1,710.00 for 401(k) Plan matching contributions, $1,340.04 for short-term and long-term disability insurance premium payments, $1,932.06 for group term life insurance premium payments, and $840.06 for cell phone reimbursement.
For Mr. Celaya, the amount shown includes: $1,710.00 for 401(k) Plan matching contributions, $1,340.04 for short-term and long-term disability insurance premium payments, and $1,932.06 for group term life insurance premium payments.
For Mr. Daunt, the amount shown includes: $1,710.00 for 401(k) Plan matching contributions, $1,340.04 for short-term and long-term disability insurance premium payments, and $1,932.06 for group term life insurance premium payments.
For Mr. Weiskircher, the amount shown includes: $1,710.00 for 401(k) Plan matching contributions, $2,218.41 for a 401(k) Plan qualified non-elective contribution (“QNEC”), $1,340.04 for short-term and long-term disability insurance premium payments, $1,259.96 for group term life insurance premium payments, and $840.06 for cell phone reimbursement. Mr. Weiskircher received a QNEC in fiscal 2021 due to his status as a non-highly compensated employee for purposes of the 2020 non-discrimination testing of the 401(k) Plan. Mr. Weiskircher was considered a non-highly compensated employee due to his start date and prorated compensation for 2019.
For Mr. Shaffer, the amount shown includes: $1,710.00 for 401(k) Plan matching contributions, $1,340.04 for short-term and long-term disability insurance premium payments, $1,259.96 for group term life insurance premium payments, and $840.06 for cell phone reimbursement.
Employment Agreements
We have entered into employment agreements with all of our NEOs that provide for, among other things, the term of employment, compensation and benefits payable during the term of the agreement and compensation payable when an executive’s employment is terminated under certain conditions. The Compensation Committee believes it is important to provide our NEOs with some measure of financial security in the event that their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Compensation Committee believes that these arrangements encourage NEOs to comply with post-termination restrictive non-competition covenants and to cooperate with the Company both before and after his employment is terminated. The Compensation Committee believes these arrangements are reasonable and that it is beneficial to have agreements in place that specify the exact terms and benefits a NEO receives if the Company elects to terminate such NEO’s employment. Such agreements encourage NEOs to make sound decisions in the interest of our long-term performance, regardless of personal employment risk.
We also have confidentiality, non-competition and intellectual property agreements with our NEOs. These agreements typically provide that the NEO may not disclose or transfer any of our confidential information to any person, business entity or other organization without authorization from us, and that the NEO may not, during his employment with us and for 24 months thereafter, hire or solicit any of our employees for employment with another person or entity or in any way interfere with the relationship we have with any of our employees, clients, or other business relationships. Further, these agreements also typically provide that the NEO may not, during his employment with us and for up to 24 months thereafter, compete with us. These agreements typically also provide that all ideas, designs, works and inventions made by the NEO in the course of his employment with us are our exclusive property, and that the copyrights of all writings produced by the NEO during the course of his or her work for us are the property of the Company.
Summary of Employment Agreement with William P. Angrick, III.   We entered into an employment agreement with Mr. Angrick effective as of June 13, 2016. The agreement provides that Mr. Angrick will be employed as our Chairman and CEO and that his employment will continue for one year from the effective date, after which it will automatically renew for successive one-year terms until terminated by the Company or Mr. Angrick pursuant to the terms of the agreement. The agreement provides for an initial annual base salary of $380,000, which was approved by the Compensation Committee and which may be increased but not decreased without Mr. Angrick’s consent. Mr. Angrick is also eligible for an annual incentive bonus under a sliding scale as approved by the Compensation Committee based upon the achievement of certain performance milestones. He is eligible to receive an added bonus amount for the completion of projects that increase stockholder value, at the discretion of the Compensation Committee. If Mr. Angrick’s employment is terminated because of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Angrick’s employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company.
The agreement further provides that if his employment with the Company is terminated by the Company other than for cause, disability or death, or is terminated by Mr. Angrick for good reason, Mr. Angrick will receive: (1) his base salary through the date of termination and all other unpaid amounts owed under the employment agreement; and (2) a lump-sum severance package equal to twelve months of his base salary plus an amount equal to the average annual incentive bonus earned by Mr. Angrick over the previous two fiscal years. All severance payments made by the Company to Mr. Angrick are payable within 30 days of notice of termination.
Summary of Employment Agreement with Jorge A. Celaya.   We entered into an employment agreement with Mr. Celaya effective as of July 20, 2015. The agreement provides that Mr. Celaya will serve as Chief Financial Officer for a period of one year from the effective date, after which the agreement automatically renews for successive one-year terms until terminated by the Company or Mr. Celaya pursuant to the terms of the agreement. The agreement provides for an initial base salary of $350,000, which was approved by the Compensation Committee. Mr. Celaya is also eligible for an annual incentive bonus based upon the achievement of certain performance milestones. Pursuant to the agreement, Mr. Celaya received an initial equity grant of restricted stock with a value of $1,700,000 that vested quarterly over four years. The agreement also provides that Mr. Celaya is eligible to receive additional long-term incentive compensation each year.
If Mr. Celaya’s employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Celaya’s employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. The agreement also provides that if his employment is terminated by the Company other than for cause, disability or death, or by Mr. Celaya for good reason, in each case not in connection with a corporate transaction, Mr. Celaya is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to the sum of twelve months of his base salary plus an amount equal to his annual target incentive bonus. In addition, the Company will maintain his medical, dental and vision benefits at the same level as if he had continued to remain actively employed with the Company for a period of six months following his termination. If Mr. Celaya’s employment is terminated by the Company other than for cause, disability or death, or by Mr. Celaya for good reason, in each case within the twelve months following a corporate transaction, Mr. Celaya is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to eighteen months of his base salary plus an amount equal to 150% of his annual target incentive bonus. In addition, the Company will maintain his medical, dental and vision benefits at the same level as if he had continued to remain actively employed with the Company for a period of six months following his termination. All severance payments made by the Company to Mr. Celaya are payable within 30 days of notice of termination.
Summary of Employment Agreement with John P. Daunt.   We entered into an employment agreement with Mr. Daunt effective as of November 5, 2019. The agreement states that his employment will continue for one year from the effective date, after which it will automatically renew for successive one-year terms until terminated by the Company or Mr. Daunt. The agreement provides for an initial annual base salary of $300,000, which may be increased but not decreased without Mr. Daunt’s consent. Mr. Daunt is also eligible for an annual incentive bonus based upon the achievement of certain performance milestones.
The agreement provides that if Mr. Daunt is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the agreement. If Mr. Daunt’s employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. The agreement further provides that if his employment is terminated by the Company other than for cause, disability or death, or by Mr. Daunt for good reason, Mr. Daunt will receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to nine months of his base salary.
Summary of Employment Agreement with Steven J. Weiskircher.   We entered into an employment agreement with Mr. Weiskircher on June 13, 2019. The agreement states that his employment will continue for one year from the effective date, after which it will automatically renew for successive one-year terms until terminated by either the Company or Mr. Weiskircher. The agreement provides for an initial annual base salary of $320,000, which may be increased but not decreased without Mr. Weiskircher’s consent. The agreement also provides for a special grant of 150,000 shares of restricted stock, half of which are subject to time-based restrictions that lapse equally over a four-year period and half of which are subject to performance-based restrictions that lapse based on the Company attaining certain financial targets over a four-year period. Mr. Weiskircher is also eligible for a period of three years for annual equity awards with an approximate value of $160,000.
The agreement provides that if Mr. Weiskircher is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the agreement. If Mr. Weiskircher’s employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. The agreement further provides that if his employment is terminated by the Company other than for cause, disability or death, or by Mr. Weiskircher for good reason, Mr. Weiskircher will receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to nine months of his base salary.
Summary of Employment Agreement with Mark A. Shaffer.   We entered into an employment agreement with Mr. Shaffer effective as of July 13, 2016. The agreement states that his employment will continue for one year from the effective date, after which it will automatically renew for successive one-year terms until terminated by either party. The agreement provides for an initial annual base salary of $220,000, which may be increased but not decreased without Mr. Shaffer’s consent. Mr. Shaffer is also eligible for an annual incentive bonus based upon the achievement of certain performance milestones.
The employment agreement provides that if Mr. Shaffer is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Shaffer’s employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. The employment agreement further provides that if his employment is terminated by the Company other than for cause, disability or death, or by Mr. Shaffer for good reason, Mr. Shaffer will receive:

(1) his base salary through the date of termination and all other unpaid amounts; and (2) a lumpsum severance package equal to twelve months of his base salary plus an amount equal to the average annual incentive bonus earned by Mr. Shaffer over the previous two fiscal years.
Grants of Plan-Based Awards for Fiscal 2021
The following table provides additional information about plan-based awards granted to our NEOs in fiscal 2021. Our NEOs received five types of plan-based awards in fiscal 2021: annual cash bonuses under the AIP (the “2021 Cash Award”), time-based stock options under the LTIP (the “2021 Options”), time-based RSUs under the LTIP (the “2021 RSUs”), performance-based stock options under the LTIP (the “2021 Performance Options”) and performance-based RSUs under the LTIP (the “2021 Performance RSUs”). Mr. Daunt also received performance-based RSUs to replace a previously held performance option grant (the “Replacement RSUs”). Additional information on the Replacement RSUs is provided below.
Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Share)	Grant Date Fair Value of Stock & Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Target (#)
William P. Angrick, III
2021 Cash Award	N/A	12/1/2020	252,000	630,000	945,000	—	—	—	—	—
2021 Options	12/1/2020	12/1/2020	—	—	—	—	—	131,950	$10.41	$518,563
2021 RSUs	12/1/2020	12/1/2020	—	—	—	—	23,700	—	—	$224,202
2021 Performance Options	12/1/2020	12/1/2020	—	—	—	131,950	—	—	$10.41	$494,813
2021 Performance RSUs	12/1/2020	12/1/2020	—	—	—	23,700	—	—	—	$173,010
Jorge A. Celaya
2021 Cash Award	N/A	12/1/2020	121,912	304,779	457,169	—	—	—	—	—
2021 Options	12/1/2020	12/1/2020	—	—	—	—	—	55,050	$9.46	$219,650
2021 RSUs	12/1/2020	12/1/2020	—	—	—	—	9,950	—	—	$94,127
2021 Performance Options	12/1/2020	12/1/2020	—	—	—	55,050	—	—	$9.46	$222,952
2021 Performance RSUs	12/1/2020	12/1/2020	—	—	—	9,950	—	—	—	$72,635
John P. Daunt
2021 Cash Award	N/A	12/1/2020	97,989	244,971	367,457	—	—	—	—	—
Replacement RSUs(7)	11/11/2020	11/11/2020	—	—	—	30,000	—	—	—	$268,800
2021 Options	12/1/2020	12/1/2020	—	—	—	—	—	61,200	$9.46	$244,188
2021 RSUs	12/1/2020	12/1/2020	—	—	—	—	11,050	—	—	$104,533
2021 Performance Options	12/1/2020	12/1/2020	—	—	—	61,200	—	$9.46	$247,860
2021 Performance RSUs	12/1/2020	12/1/2020	—	—	—	11,050	—	—	—	$80,665
Steven J. Weiskircher
2021 Cash Award	N/A	12/1/2020	67,238	168,096	252,144	—	—	—	—	—
2021 Options	12/1/2020	12/1/2020	—	—	—	—	—	48,250	$9.46	$192,518
2021 RSUs	12/1/2020	12/1/2020	—	—	—	—	8,700	—	—	$82,302
2021 Performance Options	12/1/2020	12/1/2020	—	—	—	48,250	—	—	$9.46	$195,412
2021 Performance RSUs	12/1/2020	12/1/2020	—	—	—	8,700	—	—	—	$63,510
Mark A. Shaffer
2021 Cash Award	N/A	12/1/2020	65,732	164,330	246,494	—	—	—	—	—
2021 Options	12/1/2020	12/1/2020	—	—	—	—	—	42,400	$9.46	$169,176
2021 RSUs	12/1/2020	12/1/2020	—	—	—	—	7,650	—	—	$72,369
2021 Performance Options	12/1/2020	12/1/2020	—	—	—	42,400	—	—	$9.46	$171,720
2021 Performance RSUs	12/1/2020	12/1/2020	—	—	—	7,650	—	—	—	$55,845

(1)
Amounts shown represent the threshold, target and maximum awards that could have been earned by the NEO as annual incentive compensation for fiscal 2021. Actual bonuses paid for fiscal 2021 are shown in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. For a discussion of this plan, see “Executive Compensation — Annual Incentive Compensation.”

(2)
Amounts shown represent the number of performance-based RSUs or options that could be earned by the NEO if the performance goal described under “Executive Compensation — Long-Term Incentive Compensation” is achieved in full. The performance-based RSUs and options reported in this column were granted under the LTIP.

(3)
These time-based RSUs were granted under the LTIP and vest over a four-year period, with 25% vesting on each of January 1, 2022, January 1, 2023, January 1, 2024 and January 1, 2025.

(4)
The options were granted under the LTIP and vest over a four-year period, with 12/48th vesting on January 1, 2022 and 1/48th vesting each month thereafter for 36 months.

(5)
The options have an exercise price equal to the closing price of our common stock on the grant date, except that the stock options granted to Mr. Angrick have an exercise price equal to 110% of the closing price of our common stock on the grant date.

(6)
The amounts reported in this column for awards represent the full grant date fair value of the awards calculated in accordance with GAAP. The value of the time-based RSUs as of the grant date is calculated by multiplying the closing price of our common shares on the grant date times the number of RSUs awarded. For performance-based RSUs, this value is calculated assuming the maximum performance levels are attained. The value of the time-based options as of the grant date is determined by the Black Scholes model. The value of the performance-based options as of the grant date is determined by an integrated Monte Carlo simulation model assuming the maximum performance levels are attained. For additional information about the assumptions used in these calculations, see Note 2 to the audited consolidated financial statements of the Company in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

(7)
On July 2, 2018, Mr. Daunt was granted 100,000 options with performance-based vesting criteria based on the contribution margin of the Company’s Capital Asset Group (“CAG”) within North America (the “Option Grant”). The Option Grant aligned with Mr. Daunt’s role as SVP, Capital Asset Group, North America, which was his role at the time of the Option Grant. However, after the grant date of the Option Grant, Mr. Daunt was promoted to Chief Commercial Officer and the Option Grant did not align with Mr. Daunt’s expanded oversight of all of the Company’s commercial business. In recognition of this, on November 11, 2020, the Compensation Committee approved the cancellation of the Option Grant and the grant of the Replacement RSUs, which vest based on achievement of commercial contribution margin (i.e., contribution margin of CAG and the Company’s Retail Supply Chain Group less corporate overhead) targets.

The following is a description of material factors necessary to understand the information regarding the awards reflected in the “Grants of Plan-Based Awards for Fiscal 2021” table.
For information regarding the AIP, please see “Annual Incentive Compensation” above. Awards under this plan are paid in cash.
Stock option awards granted in fiscal 2021 were granted under the LTIP. The LTIP provides that the option price of each option shall be at least the fair market value on the grant date of a share of our common stock; provided, however, that if the grantee is a 10% stockholder, the option price of an option granted to such person will be at least 110% of the fair market value on the grant date. Under the LTIP, the fair market value of a share of common stock is generally the closing price of our common stock on the grant date.
The option awards reflected in the “Grants of Plan-Based Awards for Fiscal 2021” table under “2021 Options” and “2021 Performance Options” are qualified and non-qualified stock options to purchase shares of our common stock approved by the Compensation Committee and granted to the NEOs as a part of our 2021 annual grant of long-term incentive compensation as described above under “Executive Compensation — Long-Term Incentive Compensation”. The options may vest earlier than as set forth in the footnotes above upon a change of control of the Company if the options are not assumed or substituted by the surviving corporation. Unvested options will also vest if the executive is involuntarily terminated by the Company within one year following a change of control. The option term may not exceed 10 years and may be shortened in the event of death, disability or termination of service.
The stock awards reflected in the “Grants of Plan-Based Awards for Fiscal 2021” table under “2021 RSUs” and “2021 Performance Stock Units” are time-based and performance-based RSU awards, respectively, which were approved by the Compensation Committee and granted to the NEOs as a part of our 2021 grants of long-term incentive awards as described above under “Executive Compensation — Long-Term Incentive Compensation”. The RSUs may vest earlier upon a change of control of the Company if the awards are not assumed, continued or substituted by the surviving corporation.
Outstanding Equity Awards at 2021 Fiscal Year End
The following table provides information on the holdings of stock options of each NEO as of September 30, 2021.
Outstanding Option Awards at 2021 Fiscal Year End
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date
William P. Angrick, III
	11/27/2012	14,695	—	—	46.72	11/27/2022
	11/27/2013	48,122	—	—	24.19	11/27/2023
	3/3/2017(2)	48,000	—	—	9.13	3/3/2022
	3/3/2017(3)	27,360	—	—	9.13	3/3/2022
	12/11/2017(4)	85,266	1,814	—	4.92	12/11/2022
	12/11/2017(3)	130,620	—	—	4.92	12/11/2022
	12/4/2018(5)	82,800	41,400	—	6.72	12/4/2023
	12/4/2018(3)	124,200	—	—	6.72	12/4/2023
	12/3/2019(6)	58,292	81,608	—	7.36	12/3/2024
	12/3/2019(3)	139,900	—	—	7.36	12/3/2024
	12/1/2020(7)	—	131,950	—	10.41	12/1/2025
	12/1/2020(3)	—	—	131,950	10.41	12/1/2025
Jorge A. Celaya
	12/11/2017(4)	1,690	422	—	4.47	12/11/2027
	12/4/2018(5)	3,041	12,167	—	6.11	12/4/2028
	12/3/2019(6)	4,500	31,500	—	6.69	12/3/2029
	12/1/2020(7)	—	55,050	—	9.46	12/1/2030
	12/1/2020(3)	—	—	55,050	9.46	12/1/2030
John P. Daunt
	12/4/2018(5)	3,467	6,933	—	6.11	12/4/2028
	12/4/2018(3)	14,833	—	—	6.11	12/4/2028
	4/29/2019(8)	3,334	8,333	—	6.58	4/29/2029
	4/29/2019(3)	10,458	—	—	6.58	4/29/2029
	12/3/2019(6)	10,960	22,721	—	6.69	12/3/2029
	12/3/2019(3)	38,950	—	—	6.69	12/3/2029
	12/1/2020(7)	—	61,200	—	9.46	12/1/2030
	12/1/2020(3)	—	—	61,200	9.46	12/1/2030

Outstanding Option Awards at 2021 Fiscal Year End
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date
Steven J. Weiskircher
	12/3/2019(6)	13,646	19,104	—	6.69	12/3/2029
	12/3/2019(3)	32,750	—	—	6.69	12/3/2029
	12/1/2020(7)	—	48,250	—	9.46	12/1/2030
	12/1/2020(3)	—	—	48,250	9.46	12/1/2030
Mark A. Shaffer
	12/11/2017(4)	2,027	253	—	4.47	12/11/2027
	12/4/2018(5)	2,596	10,383	—	6.11	12/4/2028
	12/3/2019(6)	2,434	17,033	—	6.69	12/3/2029
	12/1/2020(7)	—	42,400	—	9.46	12/1/2030
	12/1/2020(3)	—	—	42,400	9.46	12/1/2030

(1)
The closing price of our common stock on the grant date is the exercise price for stock options, except stock options granted to Mr. Angrick. The exercise price for Mr. Angrick’s outstanding stock options is 110% of the closing price of our common stock on the grant date.

(2)
These are time-based options that vest as follows: 37.50% vested on April 1, 2018 and thereafter, 2.083% vest each month for 30 months.

(3)
These options vest based on the achievement of certain financial milestones. These options will vest in installments at the end of each fiscal year as and when we achieve certain pre-established performance goals.

(4)
These are time-based options that vest as follows: 31.25% vested on January 1, 2019 and thereafter, 2.083% vest each month for 33 months.

(5)
These are time-based options that vest as follows: 25% vested on January 1, 2020 and thereafter, 25% vest on each of January 1, 2021, January 1, 2022 and January 1, 2023.

(6)
These are time-based options that vest as follows: 25% vested on January 1, 2021 and thereafter, 2.08% vest each month for 36 months.

(7)
These are time-based options that vest as follows: 25% vested on January 1, 2022 and thereafter, 2.08% vest each month for 36 months.

(8)
These are time-based options that vest as follows: 25% vested on May 1, 2020 and thereafter, 25% vest on each of May 1, 2021, May 1, 2022 and May 1, 2023.

The following table provides information on the holdings of stock awards of each NEO as of September 30, 2021.
Outstanding Stock Awards at 2021 Fiscal Year End
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
William P. Angrick, III
	12/11/2017	2,050	44,300	—	—
	12/4/2018	8,650	186,927	—	—
	12/3/2019	41,025	886,550	—	—
	12/1/2020	23,700	512,157	—	—
	12/1/2020	—	—	23,700	512,157
Jorge A. Celaya
	12/11/2017	520	11,237	—	—
	12/4/2018	2,950	63,750	—	—
	12/3/2019	16,987	367,089	—	—
	12/1/2020	9,950	215,020	—	—
	12/1/2020	—	—	9,950	215,020
John P. Daunt
	3/15/2018	2,014	43,523	—	—
	12/4/2018	1,675	36,197	—	—
	4/29/2019	7,500	162,075	—	—
	12/3/2019	12,225	264,182	—	—
	11/11/2020	—	—	30,000	648,300
	12/1/2020	11,050	238,791	—	—
	12/1/2020	—	—	11,050	238,791
Steven J. Weiskircher
	8/5/2019	37,500	810,375	—	—
	12/3/2019	10,275	222,043	—	—
	12/1/2020	8,700	188,007	—	—
	12/1/2020	—	—	8,700	188,007
Mark A. Shaffer
	3/3/2017	—	—	3,806	82,248
	12/11/2017	310	6,699	—	—
	12/4/2018	2,525	54,565	—	—
	12/3/2019	9,187	198,531	—	—
	12/1/2020	7,650	165,317	—	—
	12/1/2020	—	—	7,650	165,317

(1)
These amounts refer to time-based restricted stock awards granted under the LTIP, which vest over a four-year period in 25% installments.

(2)
These amounts refer to performance-based restricted stock awards granted under the LTIP, which vest, if at all, based on the Company’s achievement of certain financial performance goals. These awards will vest in installments as and when we achieve certain pre-established financial goals.

Option Exercises and Stock Vested During Fiscal 2021
The following table shows the stock options that were exercised, and the restrictions on RSUs that lapsed, during fiscal 2021 for each of our NEOs. The values shown below are before payment of any applicable withholding tax and/or broker commissions.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
William P. Angrick, III	47,779	$545,238	151,149	$2,390,029
Jorge A. Celaya	166,274	$2,625,394	44,440	$744,731
John P. Daunt	45,673	$603,627	52,931	$907,476
Steven J. Weiskircher	—	—	110,875	$2,109,479
Mark A. Shaffer	97,712	$1,516,704	29,050	$478,767

(1)
The value realized on exercise is calculated as the difference between (A) either (i) the actual sales price of the shares underlying the options exercised if the shares were immediately sold upon exercise or (ii) the closing price of the shares underlying options exercised if the shares were not immediately sold after exercise and (B) the applicable exercise price of the options.

(2)
The value realized on vesting is calculated by multiplying (A) the closing price of a common share on the vesting date and (B) the number of shares acquired on vesting before withholding taxes.

Potential Payments upon Termination of Employment and Change of Control
Payments upon Termination of Employment.   We have entered into employment agreements with each of our NEOs that provide compensation upon certain triggering events that result in termination of employment. These agreements are described under “Employment Agreements” above and summarized in the table below.
	Termination (other than for cause or by employee without good reason)(1)	Death	Disability
Severance	Lump-Sum Cash Payment(2)	Base salary through the next full calendar month	Base salary through the third full calendar month after termination, reduced by any amounts received under any disability insurance provided by the Company.
Time-Based Options and RSUs	Unvested amounts do not accelerate.
Performance-Based Options and RSUs	Unvested amounts do not accelerate.

(1)
For information with respect to terminations following a change in control, see “Change of Control Arrangements” below.

(2)
If terminated other than for cause, death or disability or by the employee without good reason, (a) each of Mr. Angrick and Mr. Shaffer is entitled to 12 months base salary plus the average of his last two annual incentive bonuses; (b) Mr. Celaya is entitled to 12 months base salary plus the amount of his target bonus; and (c) each of Mr. Daunt and Mr. Weiskircher is entitled to 9 months base salary. In addition, the Company is required to maintain Mr. Celaya’s medical, dental and vision benefits for a period of six months. For additional information, please see “Employment Agreements” above.

Change of Control Arrangements
Employment Agreements.   Other than Mr. Celaya, we do not provide change of control benefits to our NEOs under their respective employment agreements. See “Summary of Employment Agreement with Jorge A. Celaya”.
Stock Options and Restricted Stock.   Our NEOs hold unvested options and RSUs under the LTIP. The LTIP contains provisions regarding the treatment of any unvested options and RSUs in connection with a change of control of the Company. In the event of a “corporate transaction”, provision will be made in writing for the assumption or continuation of options and RSUs theretofore granted (and any other outstanding equity awards that may have been granted under the LTIP), or for the substitution for such options and RSUs (and any other outstanding equity awards that may have been granted under the LTIP) for new options and RSUs relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices, in which event the LTIP, options and RSUs theretofore granted will continue in the manner and under the terms so provided; provided, however, that if the successor entity refuses to assume or substitute the awards, (i) all outstanding RSUs will be deemed to have vested and the shares of stock subject thereto will be delivered immediately prior to the occurrence of such corporate transaction, and (ii) either of the following two actions will be taken:
(A) fifteen days prior to the scheduled consummation of the corporate transaction, all outstanding options will become immediately exercisable and will remain exercisable for a period of fifteen days, or
(B) the Board may elect, in its sole discretion, to cancel any outstanding awards of options and/or restricted stock and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock, equal to the formula or fixed price per share paid to holders of shares of our common stock in the transaction and, in the case of options, equal to the product of the number of shares of our common stock subject to the option (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of our common stock pursuant to such transaction exceeds (II) the option exercise price applicable to such Award Shares.
With respect to the Company’s establishment of an exercise window, (i) any exercise of an option during such fifteen-day period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (ii) upon consummation of any corporate transaction the LTIP, and all outstanding but unexercised options, will terminate.
Qualifying Termination Following a Change of Control.   In the event that outstanding awards are assumed or substituted by a successor entity and a NEO experiences a termination without cause or for good reason within one year following the occurrence of the corporate transaction, all outstanding RSUs will be deemed to have vested and the shares of our common stock subject thereto will be delivered upon such termination and all outstanding options will become immediately exercisable and remain exercisable for a period of one year following such termination, or until the expiration date of such option, if earlier. For this purpose, “good reason” generally means a voluntary resignation of the NEO following a material adverse change in the NEO’s position, duties or responsibilities, a reduction in base salary, receipt of a notice that the NEO’s principal workplace will be relocated more than 50 miles or a material breach by the Company of the NEO’s employment agreement.
Under the LTIP, a “corporate transaction” generally means (1) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (2) the sale of substantially all of the assets of the Company or (3) any transaction which results in any person or entity (other than persons who are stockholders or affiliates of the Company immediately prior to the transaction) owning 50% or more of the combined voting power of all of the classes of stock of the Company. If the options are assumed or continued by the surviving company, or the surviving company substitutes the options with a substantially equivalent option, then no such acceleration of vesting or cancellation of options shall occur.
The post-termination payments table below quantifies the compensation that would have become payable under existing plans and arrangements if each NEO’s employment had terminated on September 30, 2021 upon certain triggering events. All values were calculated as of September 30, 2021 based on the closing price of our common stock on the last trading day of fiscal 2021 ($21.61). These amounts are estimates only, as the actual obligation can only be determined at the time of a NEO’s separation from the Company. The amounts described below are in addition to benefits that are generally available to our employees such as distributions under our 401(k) plan, life insurance, disability benefits and accrued vacation.
Name	Type of Termination
	Death(1)	Disability(2)	By Company with Cause or By the Executive without Good Reason	By Company without Cause or By the Executive with Good Reason	By Company without Cause or By the Executive with Good Reason following a Corporate Transaction	Retirement
William P. Angrick, III
Salary	$70,000	$140,000	—	$420,000	$420,000	—
Bonus	—	—	—	$826,551	$826,551	—
Option Awards	—	—	—	—	—	—
Stock Awards(3)	—	—	—	—	$1,629,934	—
TOTAL	$70,000	$140,000	—	$1,246,551	$2,876,485	—
Jorge A. Celaya
Salary	$63,496	$126,991	—	$380,974	$571,461	—
Bonus	—	—	—	$304,779	$457,169	—
Health Benefits(4)	—	—	—	$8,642	$8,642	—
Option Awards	—	—	—	—	—	—
Stock Awards(3)	—	—	—	—	$657,096	—
TOTAL	$63,496	$126,991	—	$694,395	$1,694,368	—
John P. Daunt
Salary	$58,327	$116,653	—	$262,469	$262,469	—
Bonus	—	—	—	—	—	—
Option Awards	—	—	—	—	—	—
Stock Awards(3)	—	—	—	—	$744,767	—
TOTAL	$58,327	$116,653	—	$262,469	$1,007,236	—
Steven J. Weiskircher
Salary	$56,032	$112,064	—	$252,144	$252,144	—
Bonus	—	—	—	—	—	—
Option Awards	—	—	—	—	—	—
Stock Awards(3)	—	—	—	—	$1,220,425	—
TOTAL	$56,032	$112,064	—	$252,144	$1,472,569	—
Mark A. Shaffer
Salary	$54,777	$109,553	—	$328,656	$328,656	—
Bonus	—	—	—	$216,612	$216,612	—
Option Awards	—	—	—	—	—	—
Stock Awards(3)	—	—	—	—	$425,112	—
TOTAL	$54,777	$109,553	—	$545,268	$970,380	—

(1)
Upon termination of employment as a result of death, the NEO is entitled to continued salary through the next full month following the date of termination. The amount shown in this column is the maximum payment that will be paid and represents two months’ base salary.

(2)
Upon termination of employment as a result of disability, the NEO is entitled to continued salary through the third full month following the date of termination. The amount shown in this column is the maximum payment that will be paid and represents four months’ base salary. This amount may be reduced by the amount of any disability benefit payments from insurance provided by the Company.

(3)
The amounts reflected in this table for “Stock Awards” are based on the number of unvested RSUs held by the NEO as of the last day of fiscal 2021, multiplied by the closing price of our common stock on the last day of fiscal 2021 ($21.61). This calculation assumes that, pursuant to the LTIP, such unvested RSUs were deemed vested as a result of a corporate transaction.

(4)
Pursuant to Mr. Celaya’s employment agreement, the Company is required to maintain his medical, dental and vision benefits at the same level as if he had continued to remain actively employed with the Company for a period of six months following termination by the Company without cause or by Mr. Celaya for good reason. The amount reflected in this table is the cost of six months of COBRA payments for Mr. Celaya.

Pay Ratio Disclosure
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of William P. Angrick, III, our CEO. For fiscal 2021, our last completed fiscal year, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees (other than our CEO) was approximately 41 to 1.
To determine the pay ratio, we compared the annual total compensation of our CEO to the annual total compensation of our median employee as of September 30, 2021, the last date of our most recently completed fiscal year. We determined the median employee by taking these steps:
First, we analyzed our employee population. As of September 30, 2021, our employee population consisted of 614 individuals located in nine countries. The vast majority (99.1%) of our employee population was located in five countries (i.e., Canada, China (including Hong Kong), Germany, the United Kingdom and the United States).
Second, we determined which employees to exclude from our identification of our median employee as permitted by SEC rules. We determined to exclude all employees located outside of our five main countries due to the small number of employees in each excluded country. A total of six employees, constituting less than 1% of our employee population as of September 30, 2021, were excluded due to geographic location. These employees were located in the following countries: Austria, France, the Philippines and Spain.
Third, we compared the base salary of our employees (other than the CEO and those employees excluded due to geographic location as described above) as reflected in our payroll records for fiscal 2021, which was our measurement period. We selected base salary as our compensation measure because it is readily available in our existing payroll systems, consistently calculated for each employee, and a reasonable proxy for total compensation for purposes of determining the median employee.
Once we identified our median employee, we calculated such employee’s annual total compensation for fiscal 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The median employee’s annual total compensation for fiscal 2021 is $68,534, which includes salary and overtime pay, incentive payments and company matching contributions to the 401(k) Plan. With respect to the CEO, we used the amount reported as total compensation in the Summary Compensation Table included in this proxy statement ($2,782,086). Any estimates and assumptions used to calculate total annual compensation are described in footnotes to the Summary Compensation Table. We then used the annual total compensation of the median employee and of our CEO to calculate the pay ratio (approximately 41 to 1).

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION COMMITTEE
Compensation Committee Report
The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained within this proxy statement with management and based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.
Compensation Committee
Beatriz V. Infante, Chair
Phillip A. Clough
Katharin S. Dyer
Edward J. Kolodzieski
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee in fiscal 2021 were Mr. Clough, Ms. Dyer, Ms. Infante and Mr. Kolodzieski. No member of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plan Information
Shares of our common stock are authorized for issuance to directors, employees and consultants under the LTIP. We have also issued shares under our 2005 Stock Option and Incentive Plan in the past. We will not make any further awards under the 2005 plan. Both of these plans have been approved by our stockholders. In connection with our acquisition of Machinio Corp. (“Machinio”) in 2018 (the “Machinio Acquisition”), we assumed the 2014 Machinio Corp. Stock Incentive Plan (the “Machinio Plan”). After we assumed the Machinio Plan, we issued awards under it to Machinio employees that became our employees as a result of the Machinio Acquisition. We do not intend to issue any further awards under the Machinio Plan. The Machinio Plan was approved by Machinio’s stockholders prior to the Machinio Acquisition, but it was not approved by our stockholders as permitted by applicable Nasdaq rules. Additional information regarding the Machinio Plan is provided below. The following table provides information as of September 30, 2021 regarding outstanding options and shares reserved for issuance under the LTIP and the Machinio Plan.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,538,865(1)	$9.94(2)	1,993,244(3)
Equity compensation plans not approved by security holders(4)	222,801(5)	$1.06(2)	—
Total	3,761,666	$9.93	1,993,244

(1)
Includes 626,121 unvested shares of restricted stock outstanding as of September 30, 2021 that were issued pursuant to awards granted under the LTIP.

(2)
Only outstanding option awards were used in computing the average exercise price of outstanding options.

(3)
Shares available for future awards under the LTIP may be granted as stock options, restricted stock or RSUs.

(4)
The Machinio Plan was assumed by the Company in connection with the Machinio Acquisition. The Machinio Plan was approved by Machinio’s stockholders before the Machinio Acquisition but was not approved by the Company’s stockholders as permitted by applicable rules.

(5)
Includes 218,914 unvested shares of restricted stock outstanding as of September 30, 2021 that were issued pursuant to awards granted under the Machinio Plan.

2014 Machinio Corp. Stock Incentive Plan
We assumed the Machinio Plan in connection with the Machinio Acquisition on July 10, 2018. The Machinio Plan permits the grant of stock option, restricted stock and unrestricted stock awards to Machinio’s officers, employees, directors and consultants. A person is not eligible to receive an award under the Machinio Plan if such person was employed, immediately before the Machinio Acquisition, by the Company or any of its subsidiaries.
As of July 10, 2018, all outstanding, vested, in-the-money options under the Machinio Plan were converted into the right to receive cash, net of exercise price. In-the-money unvested stock options were converted into non-qualified options to purchase the Company’s common stock. Out-of-the-money options were cancelled. We also assumed the Machinio Plan and the remaining shares reserved for issuance under the Machinio Plan were converted into shares of the Company’s common stock. These shares were issued under the Machinio Plan to employees of Machinio immediately following the Machinio Acquisition as restricted stock awards. A copy of the Machinio Plan is included as Exhibit 10.1 to the Company’s Form S-8 Registration Statement filed with the SEC on July 10, 2018.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
Under Exchange Act Rule 14a-8, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2023 Annual Meeting of Stockholders, the proposal must comply with Rule 14a-8 and must be received by us at our principal executive offices at 6931 Arlington Road, Suite 200, Bethesda, MD 20814, to the attention of the Corporate Secretary, no later than September 26, 2022.
In addition, our bylaws contain certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders, other than non-binding proposals presented under Exchange Act Rule 14a-8. These procedures provide that for nominations or other business to be properly brought before an annual meeting by a stockholder:
•
the stockholder must have given timely notice thereof in writing to our Corporate Secretary;

•
such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware;

•
if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided us with a Solicitation Notice, as that term is defined below, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of our voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

•
if no Solicitation Notice has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders. Therefore, in order to be considered timely with respect to the 2023 Annual Meeting of Stockholders, it must be received no earlier than October 27, 2022 and no later than November 26, 2022.
If, however, the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of:
•
the 90th day prior to such Annual Meeting, or

•
the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.
In addition, notwithstanding the above timelines, in the event that the number of directors to be elected to the Board is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first made such public announcement.

Such notice shall set forth the following information:
•
as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to being named in the proxy statement as nominee and to serve as director if elected;

•
as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•
as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•
the name and address of such stockholder, as they appear on our books, and of such beneficial owner;

•
the class and number of shares of our stock that are owned beneficially and of record by such stockholder and such beneficial owner; and

•
a representation that either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees (an affirmative statement of such intent is referred to as a “Solicitation Notice”).

If any proposed nomination or business is not in compliance with the foregoing procedures, the chairman of the meeting has the power to declare that any defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
Stockholders must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. These procedures do not affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ANNUAL REPORT
Our Annual Report to stockholders on Form 10-K for the fiscal year ended September 30, 2021 is included with these proxy materials. A copy of our Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge by visiting our website, www.liquidityservices.com, or upon written request to us at Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attn: Corporate Secretary. The Company’s copying costs will be charged if copies of exhibits to the Annual Report are requested.

APPENDIX A
2022 AMENDMENT TO THE
LIQUIDITY SERVICES, INC. THIRD AMENDED AND RESTATED
2006 OMNIBUS LONG-TERM INCENTIVE PLAN
WHEREAS, Liquidity Services, Inc., a Delaware corporation (“Company”), established and sponsors the Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the “Plan”);
WHEREAS, pursuant to Section 5.3 of the Plan, the Board of Directors of the Company (“Board”) reserved the right to amend the Plan at any time; and
WHEREAS, the Board desired to amend the Plan to increase the number of shares of Stock available for issuance under the Plan.
NOW, THEREFORE, pursuant to the power reserved by Section 5.3 of the Plan, the Board amends the Plan as follows, subject to and effective upon approval by the Company’s stockholders at the Annual Meeting of Stockholders on February 24, 2022 (defined terms used herein, but not otherwise defined in this Amendment, shall have the meanings ascribed to them in the Plan):
1.   The first sentence of Section 4 of the Plan is amended in its entirety to read as follows: “Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be twenty million three hundred thousand (20,300,000).”
IN WITNESS WHEREOF, this 2022 Amendment, having been first duly authorized, approved and adopted by the Board, and approved by the Company’s stockholders at the February 24, 2022 Annual Meeting of Stockholders, is hereby executed below by a duly authorized officer of the Company on this 24th day of February 2022.
LIQUIDITY SERVICES, INC.
By:

Name:

Title:

A-1

APPENDIX B
LIQUIDITY SERVICES, INC. THIRD AMENDED AND RESTATED
2006 OMNIBUS LONG-TERM INCENTIVE PLAN
(Effective February 20, 2020)
Liquidity Services, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:
1.
PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.
2.
DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1   “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
2.2   “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).
2.3   “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.
2.4   “Award Agreement” means a written or electronic agreement or other instrument that evidences and sets out the terms and conditions of an Award.
2.5   “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.
2.6   “Board” means the Board of Directors of the Company.
2.7   “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.
2.8   “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
2.9   “Committee” means the Compensation Committee of the Board.
2.10   “Company” means Liquidity Services, Inc. and any successor thereto.
2.11   “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the

Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.
2.12   “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.
2.13   “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
2.14   “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
2.15   “Effective Date” has the meaning set forth in Section 5.1 of the Plan.
2.16   “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.17   “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.
2.18   “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.
2.19   “Good Reason” means, without Grantee’s consent, (1) a material reduction in the position, duties or responsibilities of the Grantee from those in effect immediately prior to such change; (2) a reduction in the Grantee’s base salary; (3) a relocation of the Grantee’s primary work location to a distance of more than fifty (50) miles from its location as of immediately prior to such change; or (4) a material breach by the Company of any employment agreement between the Company and the Grantee.
2.20   “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.
2.21   “Grantee” means a person who receives or holds an Award under the Plan.
2.22   “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.23   “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
2.24   “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
2.25   “Option Price” means the exercise price for each share of Stock subject to an Option.
2.26   “Other Agreement” shall have the meaning set forth in Section 15 hereof.
2.27   “Outside Director” means a member of the Board who is not an officer or employee of the Company.
2.28   “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.
2.29   “Plan” means this Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan.
2.30   “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.
2.31   “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
2.32   “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.
2.33   “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.
2.34   “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
2.35   “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.
2.36   “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.
2.37   “Stock” means the common stock, par value $.001 per share, of the Company.
2.38   “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.
2.39   “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.
2.40   “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
2.41   “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
2.42   “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.
2.43   “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.
ADMINISTRATION OF THE PLAN

3.1.   Board
The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.
3.2.   Committee
The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.
The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken, or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.
3.3.   Delegation to Management
The Board (or the Committee, if the Board’s powers have been delegated to the Committee pursuant to Section 3.2) may by resolution authorize one or more officers of the Company to perform any or all things that the Board or the Committee, as applicable, is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Board and/or Compensation Committee; and, provided, further, that such authorization shall not provide for the grant of Awards to officers or directors of the Company. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer.
3.4   Terms of Awards
Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:
(i)
designate Grantees,

(ii)
determine the type or types of Awards to be made to a Grantee,

(iii)
determine the number of shares of Stock to be subject to an Award,

(iv)
establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof)

relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
(v)
prescribe the form of each Award Agreement evidencing an Award, and

(vi)
amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award and no amendment or modification to an Award that would treated as a repricing under the rules of the stock exchange or market on which the Stock is listed or quoted shall be made without approval of the Company’s stockholders.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.
Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting either a replacement Option or SAR with a lower exercise price, another Award or a cash payment in lieu thereof without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.
3.5.   Deferral Arrangement
The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents, restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.
3.6.   No Liability
No member of the Board or of the Committee or any officer delegated authority pursuant to this Section 3 shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
3.7.   Share Issuance
Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.
4.
STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be nineteen million one hundred thousand (19,100,000). For this purpose, every share of Stock issued pursuant to an Award granted after January 9, 2015 (i) that is an Option or SAR shall count as one share and (ii) every share of Stock issued pursuant to an Award granted after January 9, 2015 other than an Option or SAR shall count as 1.5 shares of Stock. The number of shares that may be issued as

Incentive Stock Options shall not exceed nineteen million one hundred thousand (19,100,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan; provided, however, that any shares of Stock that again become available for grant pursuant to this Section 4 after January 9, 2015 shall be added back on a one-for-one basis if such shares of Stock were subject to Awards of Options or SARs or added back as one and one-half (1.5) shares of Stock for all shares granted as Awards other than Options or SARs. Notwithstanding the foregoing, the following shares shall not be available for future grant: (a) shares tendered or withheld in payment of the exercise price of an Option, and (b) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations in connection with an Award. In addition, all shares covered by a SAR (including shares subject to a stock-settled SAR that were issued upon the net settlement or net exercise of such SAR) shall be counted against the number of shares of Stock available for issuance under the Plan and shares purchased in the open market using Option proceeds shall not be available for future grants under the Plan.
The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.
5.
EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.   Effective Date
The Plan was originally effective December 2, 2005 and was amended and restated effective as of February 26, 2015 and February 23, 2017. This third amended and restated version of the Plan was adopted by the Board as of January 14, 2020 (the “Approval Date”) and shall become effective upon approval by the Company’s stockholders at the Company’s 2020 Annual Meeting of Stockholders on February 20, 2020 (the “Effective Date”).
5.2.   Term
The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Approval Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine as provided in Section 5.3.
5.3.   Amendment and Termination of the Plan
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange or market listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.
6.
AWARD ELIGIBILITY AND LIMITATIONS

6.1.   Service Providers and Other Persons
Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual providing services to the Company or any Affiliate whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.   Successive Awards and Substitute Awards
An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant provided that the Option Price or grant price in determined in accordance with the principles of Code Section 424 and the regulations thereunder.
6.3.   Limitation on Shares of Stock Subject to Awards and Cash Awards
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:
(i)
the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year;

(ii)
the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is seven hundred thousand (700,000) per calendar year;

(iii)
the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $3,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000; and

(iv)
the aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any single Outside Director shall not exceed $420,000. The foregoing limit shall not count any tandem SARs (as described in Section 9.2).

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.
7.
AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.
8.
TERMS AND CONDITIONS OF OPTIONS

8.1.   Option Price
The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
8.2.   Vesting
Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement; provided, however, that the vesting of any Option that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the vesting of any Option that is based solely upon continued employment and/or the passage of time may not vest in full over a period of less than one (1) year from the Grant Date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Grantee’s death or disability or in connection with a Corporate Transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of an Option that is issued in payment or settlement of compensation that has been earned by the Grantee or that qualifies as a Substitute Award. Notwithstanding the foregoing, the Committee may grant Awards covering an aggregate of five percent (5%) or fewer of the total number of shares of Stock authorized for issuance under the Plan without regard to such minimum vesting requirements. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.
8.3.   Term
Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date. Notwithstanding the foregoing, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Grantee holding such Option is prohibited by law or the Company’s insider trading policy from exercising the Option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies.
8.4.   Termination of Service
Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5.   Limitations on Exercise of Option
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.
8.6.   Method of Exercise
An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required or permitted to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.
8.7.   Rights of Holders of Options
Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. In no case shall an individual holding an Option receive cash or dividend payments or distributions or dividend equivalents attributable to unvested Stock underlying an Option. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.   Delivery of Stock Certificates
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.
8.9.   Transferability of Options
Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10.   Family Transfers
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
8.11.   Limitations on Incentive Stock Options
An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
9.
TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.   Right to Payment and Grant Price
A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date. In no case shall an individual holding an SAR receive cash or dividend payments or distributions or dividend equivalents attributable to unvested Stock underlying an SAR.
9.2.   Other Terms
The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR; provided, however, that the term of each SAR shall not exceed ten years, and the vesting of any SAR that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the vesting of any SAR that is based solely upon continued employment and/or the passage of time may not vest in full over a period of less than one (1) year from the Grant Date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Grantee’s death or disability or in connection with a Corporate Transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of a SAR that is issued in payment or settlement of compensation that has been earned by the Grantee or that qualifies as a Substitute Award. Notwithstanding the foregoing, the Committee may grant Awards covering an aggregate of five percent (5%) or fewer of the total number of shares of Stock authorized for issuance under the Plan without regard to such minimum vesting requirements.
10.
TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.   Grant of Restricted Stock or Stock Units
Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).
10.2.   Restrictions
At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the grant, issuance, retention, vesting and/or settlement of shares of Stock under any Restricted Stock or Stock Unit Award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full over a period of less than one (1) year from the Grant Date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Grantee’s death or disability or in connection with a Corporate Transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Grantee or that qualifies as a Substitute Award. Notwithstanding the foregoing, the Committee may grant Awards covering an aggregate of five percent (5%) or fewer of the total number of shares of Stock authorized for issuance under the Plan without regard to such minimum vesting requirements. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.
10.3.   Restricted Stock Certificates
The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
10.4.   Rights of Holders of Restricted Stock
Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock provided that any such dividends shall be subject to the same vesting restrictions as the underlying shares of Stock subject to the Award. Dividends accrued with respect to the shares subject to any Restricted Stock Award, whether subject to time-based and/or performance-based vesting criteria, shall become payable no earlier than the date the applicable vesting criteria have been satisfied and the underlying Restricted Stock has become vested and/or been earned, as applicable. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.
10.5.   Rights of Holders of Stock Units
10.5.1.   Voting and Dividend Rights
Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock provided that any such dividends shall be subject to the same vesting restrictions as the underlying shares of Stock subject to the Award. Dividends accrued with respect to the shares subject to any Stock Unit Award, whether subject to time-based and/or performance-based vesting criteria, shall become payable no earlier than the date the applicable vesting criteria have been satisfied and the underlying Stock Units have become vested and/or been earned, as applicable. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.
10.5.2.   Creditor’s Rights
A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6.   Termination of Service
Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.
10.7.   Purchase of Restricted Stock
The Grantee may be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.
10.8.   Delivery of Stock
Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.
[RESERVED]

12.
FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.   General Rule
Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.
12.2.   Surrender of Stock
To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.
12.3.   Cashless Exercise
With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.
12.4.   Other Forms of Payment
To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.
13.
TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.   Dividend Equivalent Rights
A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award. Notwithstanding anything herein to the contrary, in no event will Dividend Equivalent Rights granted as a component of an Award, whether subject to time-based and/or performance-based vesting criteria, be paid during the vesting period with respect to the unvested and/or unearned portion of any such Awards. Dividend Equivalent Rights accrued on shares subject to any such Awards shall become payable no earlier than the date the vesting criteria have been satisfied and the underlying Restricted Stock or Stock Units have become vested and/or been earned, as applicable.
13.2.   Termination of Service
Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.
TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1.   Performance Conditions
The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof with respect to a Performance Award or Annual Incentive Award granted on or before November 2, 2017 and intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m) with respect to any grants made on or before November 2, 2017, any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.
14.2.   Performance or Annual Incentive Awards Granted to Designated Covered Employees
If and to the extent that the Committee determines that a Performance or Annual Incentive Award granted on or before November 2, 2017 to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.
14.2.1.   Performance Goals Generally
The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.
14.2.2.   Business Criteria
One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) contribution margin or earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity; (15) revenue; (16) gross merchandise value; (17) launch of a new marketplace on an e-commerce platform or the launch of an existing marketplace on a new e-commerce software platform by a specific date; and (18) growth of a new marketplace or e-commerce product as objectively measured by a gross merchandise volume target, contribution margin, number of sellers and/or buyers or a combination thereof. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a business criteria (A) to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain, loss or expense that are unusual or infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or identified in the Company’s financial statements or notes to the financial statements, (B) to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company, (vi) foreign exchange gains and losses, and (vii) acquisitions or divestitures, and (C) for such other events as the Committee deems appropriate, if such adjustment is timely approved in connection with the establishment of such business criteria.
14.2.3.   Timing For Establishing Performance Goals
Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).
14.2.4.   Settlement of Performance or Annual Incentive Awards; Other Terms
Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards. The Committee shall also have the authority to determine that such Performance or Annual Incentive Awards shall be canceled in the event the Committee, in its reasonable determination, deems at any time during the applicable performance period that the established performance goals have become unachievable.
14.3.   Written Determinations
All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.
14.4.   Status of Section 14.2 Awards Under Code Section 162(m)
It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted on or before November 2, 2017 to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards granted on or before November 2, 2017 does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.
PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.
16.
REQUIREMENTS OF LAW

16.1.   General
The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.   Rule 16b-3
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
17.
EFFECT OF CHANGES IN CAPITALIZATION

17.1.   Changes in Stock
If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.
17.2.   Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction
Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.
17.3.   Corporate Transaction
Subject to the exceptions set forth in the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction, provision shall be made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided; provided, however, that if the successor entity refuses to assume or substitute the Awards, (i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and (ii) either of the following two actions shall be taken:
(A)   fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or
(B)   the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.
With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. Notwithstanding the foregoing, with respect to any Performance Awards so accelerated due to the refusal of the successor entity to assume or substitute such Performance Awards, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Performance Award shall immediately lapse and such Performance Award shall immediately vest and the Grantee shall have the right to receive a payment based on the number of days that have elapsed in the performance period and on the Company’s actual achievement with respect to such performance-based vesting criteria through the date of the Corporate Transaction (as determined by the administrator).
In the event that Awards are assumed or substituted by a successor entity and a Grantee experiences a termination without Cause or for Good Reason within one year following the occurrence of the Corporate Transaction, all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered upon such termination and all Options and SARs outstanding shall become immediately exercisable and shall remain exercisable for a period of one year following such termination, or until the expiration date of such Option or SAR, if earlier.
17.4.   Adjustments
Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3; provided, however, that no Award may provide for single-trigger vesting in connection with a Corporate Transaction unless the successor entity refuses to assume or substitute the Awards as described in Section 17.3.

17.5.   No Limitations on Company
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
18.
GENERAL PROVISIONS

18.1.   Disclaimer of Rights
No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
18.2.   Nonexclusivity of the Plan
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.
18.3.   Withholding Taxes
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required or permitted by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
18.4.   Captions
The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
18.5.   Other Provisions
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.   Number and Gender
With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
18.7.   Severability
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
18.8.   Governing Law
The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
18.9.   Section 409A of the Code
The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.
18.10.   Compensation Recoupment Policy
Subject to the terms and conditions of the Plan, the administrator may provide that any Grantee and/or any Award, including any shares of Stock subject to an Award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.
[End of Plan]

(This page has been left blank intentionally.)

Annual Meeting Proxy Card

A Proposals — The Board recommends a vote FOR the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - William P. Angrick, III	☐	☐	02 - Edward J. Kolodzieski	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

1 U P X

03JNIC

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 1.Election of Directors: ForWithholdForWithhold+ 01 - William P. Angrick, III02 - Edward J. Kolodzieski 2.Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm4. Approval of an Amendment to the Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan For Abstain 3. Approval of an Advisory Resolution on Executive Compensation For Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. 03JNIC 1 U P X

Proxy — Liquidity Services, Inc.

ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 24, 2022

Solicited on behalf of the Board of Directors of Liquidity Services, Inc.

Shares represented by this proxy will be voted by the stockholder in accordance with the specifications made on the reverse side. If no such directions are indicated, the Proxies will have authority to vote FOR all of the nominees listed and FOR Proposals 2 – 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Please sign on the reverse side and return this proxy in the enclosed envelope.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qANNUAL MEETING OF William P. Angrick, Ill and Mark A. Shaffer, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on February 24, 2022 or at any postponement or adjournment thereof.(Items to be voted appear on reverse side.)